SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Empire Energy Corporation
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement (if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: Class B Redeemable Voting Common Stock

       ------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

                   6,750,000

       ------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


                   $1.00

       ------------------------------------------------------------------

         (Amount represents estimated proceeds based on the purchase and sale agreement provisions applied to the December 31, 2000 book value of assets and liabilities in the proposed transaction.)


     (4)  Proposed maximum aggregate value of transaction:

                   $6,750,000

       ------------------------------------------------------------------

     (5)  Total fee paid:

                   $1,440
       ------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of schedule and the date of its filing.

     (1)  Amount previously paid:

          ----------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------

                              [EMPIRE ENERGY LOGO]
                               7500 COLLEGE BLVD.
                                   SUITE 1215
                           OVERLAND PARK, KANSAS 66210


May 10, 2001


Dear Stockholder:


     You are cordially invited to attend a special meeting of stockholders of Empire Energy Corporation to be held on May 25, 2001, at 1:30 p.m., local time, at our corporate headquarters, 7500 College Blvd., Suite 1215, Overland Park, Kansas 66210.


     At this important meeting, you will be asked to consider and to vote upon,


     1) a proposal to approve the acquisition (herein "Acquisition" or "Merger" or "Transaction") of Commonwealth Energy Corp. (herein "Commonwealth") by Empire Energy Corporation (herein "Empire") through a merger transaction that provides for Empire to acquire all of Commonwealth in exchange for approximately 6,750,000 shares of Empire Class A Common Shares including shares underlying options and warrants to be issued to Commonwealth option and warrant holders. Each Commonwealth shareholder will be entitled to receive one share of Empire Class A Common Stock for every six shares of Commonwealth stock owned. Each Commonwealth shareholder has the right to elect to receive one share of Empire Class B Redeemable Voting Common Stock and one share of Empire Exchangeco Common Stock in lieu of receiving shares of Empire Class A Common Stock. The election, if made, will occur prior to the electing shareholder's receipt of any Empire securities. Empire Exchangeco, a wholly owned Canadian subsidiary of Empire, will be formed to serve as a holding company for Empire's Canadian shareholders that were former shareholders of Commonwealth. The Commonwealth shareholders will be mailed materials regarding the election process upon closing. Each Commonwealth shareholder will make the election by marking a box indicating whether he or she desires to receive Empire Class A Common Shares or Empire Class B Redeemable Common voting Shares and shares in Empire Exchangeco. (Note that items 1, 2 and 3 must be approved in order for Empire to consummate the Acquisition;)

     2) the amendment and restatement of Empire's Articles of Incorporation providing for the increase of its number of Board of Directors from five (5) to seven (7). (Note that items 1, 2 and 3 must be approved in order for Empire to consummate the Acquisition); and

     3) the amendment and restatement of Empire's Articles of Incorporation providing for the authorization and issuance of 6,750,000 shares of a second class of stock, Class B Redeemable Voting Common Stock having a par value of $0.0001 per share, necessary to effect the Acquisition. In addition to these amendments to Empire's articles, Messrs. Lorne Torhjelm and Sieg Deckert will be appointed to Empire's Board of Directors. Empire will also form Empire Exchangeco, a wholly owned Canadian subsidiary in order to effectuate the Acquisition. (Note that items 1, 2 and 3 must be approved in order for Empire to consummate the Acquisition).


     Please note, ALL of the items subject to shareholder vote must be approved for any of the items to be approved.

     We urge you to read the accompanying proxy statement which includes details about the proposed Acquisition and the amendment and restatement of our articles of incorporation and other important information about us, including pro forma financial information.

     Our board of directors has carefully reviewed and considered the terms and conditions of the proposed Acquisition as to the fairness of the consideration to be paid by Empire to Commonwealth shareholders from a financial point of view and, along with management, fully support this acquisition.

     The proposed Acquisition described in the accompanying proxy statement will be completed only if it is approved by a majority of the votes that are entitled to be cast by holders of shares of Common Stock, voting together as a class. Whether or not you plan to attend the meeting, we urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying postage-paid envelope. You may, of course, attend the meeting and vote in person, even if you have previously returned your proxy.

     OUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE AMENDMENT AND RESTATEMENT OF ITS ARTICLES OF INCORPORATION TO PROVIDE FOR THE TERMS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF the Acquisition and the amendment and restatement of the Company's articles of incorporation. The Acquisition represents an important step in our effort to deliver value to our stockholders.


                                            Sincerely,

                                            /s/  Norman L. Peterson
                                            -------------------------------
                                                 Norman L. Peterson
                                                 Chairman of the Board and
                                                 Chief Executive Officer

[EMPIRE ENERGY LOGO]

7500 COLLEGE BLVD., SUITE 1215
OVERLAND PARK, KANSAS 66210

-----------------------------

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


To be held May 25, 2001

     We will hold a special meeting of stockholders of Empire Energy Corporation (herein "Empire") on May 25, 2001 at 1:30 p.m., C.S.T., at our headquarters, 7500 College Blvd., Suite 1215, Overland Park, Kansas 66210 for the following purpose:


     To consider and vote upon the following,


     1) a proposal to approve the Acquisition (herein "Acquisition" or "Merger") of Commonwealth Energy Corp. (herein "Commonwealth") by Empire Energy Corporation (herein "Empire") through a merger transaction that provides for Empire to acquire all of Commonwealth's outstanding stock in exchange for its issuance of approximately 6,750,000 shares of Empire Class A Common Shares including shares underlying options and warrants to be issued to Commonwealth option and warrant holders. Each Commonwealth shareholder will be entitled to receive one share of Empire Class A Common Stock for every six shares of Commonwealth stock owned. Each Commonwealth shareholder has the right to elect to receive one share of Empire Class B Redeemable Voting Common Stock and one share of Empire Exchangeco Common Stock in lieu of receiving shares of Empire Class A Common Stock. The election, if made, will occur prior to the electing shareholder's receipt of any Empire securities. The Commonwealth shareholders will be mailed materials regarding the election process upon closing. Each Commonwealth shareholder will make the election by marking a box indicating whether he or she desires to receive Empire Class A Common Shares or Empire Class B Redeemable Common Voting Shares and shares in Empire Exchangeco. Empire Exchangeco, a wholly owned Canadian subsidiary of Empire, will be formed to serve as a holding company for Empire's Canadian shareholders that were former shareholders of Commonwealth. (Note that items 1, 2 and 3 must be approved in order for Empire to consummate the Acquisition;)

     2) the amendment and restatement of Empire's Articles of Incorporation providing for the increase of its number of Board of Directors from five (5) to seven (7). (Note that items 1, 2 and 3 must be approved in order for Empire to consummate the Acquisition); and

     3) the amendment and restatement of Empire's Articles of Incorporation providing for the authorization and issuance of 6,750,000 shares of a second class of stock, Class B Redeemable Voting Common Stock having a par value of $0.0001 per share necessary to effect the Acquisition. In addition to these amendments to Empire's articles, Messrs. Lorne Torhjelm and Sieg Deckert will be appointed to Empire's Board of Directors. Empire will also form Empire Exchangeco, a wholly owned Canadian subsidiary, in order to effectuate the acquisition. (Note that items 1, 2 and 3 must be approved in order for Empire to consummate the Acquisition).


          It should be noted that ALL of the items subject to shareholder vote must be approved in order for any of the items to be approved.

     The Merger Agreement provides for Empire's acquisition of Commonwealth in exchange for approximately 6,750,000 shares of Empire Class A Common Stock including shares underlying options and warrants to be issued to Commonwealth option and warrant holders. Commonwealth shareholders may elect to receive Empire Class B Redeemable Voting Common Stock and Empire Exchangeco common stock in lieu of Empire Class A Common Stock. Following the Acquisition, Empire's existing shareholders will own approximately 73% of Empire's common stock. A copy of the Merger Agreement is appended as Appendix A to the proxy statement that accompanies this notice.

     Only holders of record of our Common Stock at the close of business on May 15, 2001 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement of the meeting.


     We describe the proposal in more detail in the accompanying proxy statement, which you should read carefully before you vote. THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS. We urge you to date, sign and return the enclosed proxy promptly. We are enclosing a postage-paid reply envelope for your convenience. You are cordially invited to attend the meeting in person. The return of the enclosed proxy will not affect your right to vote if you attend the meeting in person.

     Under the Utah Revised Business Corporation Act ("URBCA"), the Empire shareholders have the right to dissent from approving the acquisition (and the other matters that are subject to shareholder vote) by demanding payment in cash for their shares equal to the fair value (excluding any appreciation or depreciation in anticipation of the transaction unless exclusion would be inequitable) of such shares. In the event of disagreement between the parties (Empire and the dissenting shareholder) on fair value, fair value may be determined by the court in an action timely brought by the corporation.


                                            By Order of the Board of Directors,

                                            /s/ Norman L. Peterson
                                            -----------------------------------
                                                Norman L. Peterson
                                                Chief Executive Officer


                                            Dated:  May 10, 2001

                                TABLE OF CONTENTS
QUESTIONS AND ANSWERS                                                        1
SUMMARY                                                                      3
  Summary Term Sheet                                                         3
  Directors and senior management following the Acquisition                  4
  Votes required                                                             4
  Our recommendations to stockholders                                        5
  Summary unaudited pro forma financial and other information                6
  Empire's historical summary selected financial data                        8
  Commonwealth's historical summary selected financial data                  9
  Comparative market price data                                              11
  Unaudited pro forma financial statements                                   12
  Notes to unaudited pro forma financial statements                          15
GENERAL PROXY INFORMATION                                                    19
  Date, time and place of special meeting of stockholders                    19
  Revocability of proxy                                                      19
  Dissenters' right of appraisal                                             20
  Persons making the solicitation                                            21
  The solicitation or recommendation                                         21
  Voting securities and principal holders thereof                            22
  Voting procedures                                                          23
  SHAREHOLDER VOTE ITEM NUMBER 1 - ACQUISITION OF                            23
         COMMONWEALTH

  Background to the acquisition                                              24
  Purposes of the transaction and plans or proposals                         28
  Reports, opinions, appraisals and negotiations                             28
  Past contacts, transactions, negotiations and agreements                   28
  Interest of certain persons in matters to be acted upon                    29
  Terms of the transaction                                                   31
  Selected financial data                                                    38
  Summary of Empire pro forma financial information                          41
  Incorporation by reference of information                                  43
  Post-acquisition information about Empire                                  43
  Compensation of Empire executives                                          45
  Principal holders of Empire voting securities after Acquisition            46
  Options and warrants to purchase Empire common shares                      46
  Business of Commonwealth                                                   48
  Management discussion and analysis of Commonwealth                         51
  Business of Empire                                                         54
SHAREHOLDER VOTE ITEM NUMBER 2 - INCREASE NUMBER                             58
         OF BOARD OF DIRECTORS FROM FIVE TO SEVEN
SHAREHOLDER VOTE ITEM NUMBER 3 - AUTHORIZATION                               58
         AND ISSUANCE OF CLASS B REDEEMABLE VOTING
         COMMON SHARES

  Other meeting matters                                                      59
  Where you can find more information                                        59

Appended Schedules to this Proxy Statement are as follows:

     A.   Text of the Merger Agreement

     B. Audited Financial Statements of Commonwealth as of and for the years ended December 31, 2000 and 1999.
     C.   Amended and Restated Articles of Incorporation of Empire
     D.   Text of URBCA Dissent Rights
     E. Form of Proxy (for your records - a separate form is enclosed for voting and return)

     F.   William M. Cobb & Associates, Inc. engineering report consent letter.
     G. Thos D. Humphrey Oil Properties, Inc. engineering report consent letter.

                               EMPIRE ENERGY CORP.
                                   ("Empire")
                         7500 College Blvd., Suite 1215
                          Overland Park, Kansas, 66210
                   Telephone (913)-469-5615 Fax (913) 469-1544


                                 PROXY STATEMENT



                              QUESTIONS AND ANSWERS

Q:   What is being proposed?

A: Empire is proposing to acquire 100% of the outstanding common stock of Commonwealth Energy Corporation ("Commonwealth") in exchange for approximately 6,750,000 shares of Empire Class A Common Stock including shares underlying options and warrants to be issued to Commonwealth option and warrant holders. The transaction will be structured as an "exchangeable share" transaction under which Commonwealth's shareholders can elect to receive one share of Empire Class B Redeemable Voting Common Stock AND one share of Empire Exchangeco Common Stock in lieu of receiving one share of Empire Class A Common Stock. Empire Exchangeco is a wholly-owned Canadian subsidiary of Empire. The election, if made, will occur prior to the receipt of any Empire securities. The Commonwealth shareholders will be mailed materials regarding the election process upon closing. Each Commonwealth shareholder will make the election by marking a box indicating whether he or she desires to receive Empire Class A Common Shares or Empire Class B Redeemable Common Voting Shares and shares in Empire Exchangeco. Empire Exchangeco will serve as a holding company for Empire's Canadian shareholders that are former shareholders of Commonwealth. As a result of the transaction, former Commonwealth shareholders will own approximately 27% of Empire. See "Summary Term Sheet" beginning on page 3 and "Terms of the Transaction" on page 31 for a further discussion regarding the terms of the Acquisition.

Q:   Who is Commonwealth?

A: Commonwealth is a Canadian company that is publicly traded on the Canadian Venture Exchange (CDNX). Commonwealth is primarily engaged in the acquisition, exploration and development of petroleum and natural gas properties in the United States. See "Business of Commonwealth" on page 48.

Q:   Why is Empire acquiring Commonwealth?

A: The board of directors of Empire believes that the Acquisition is in the best interest of the Empire stockholders. Empire should benefit from, 1) a larger asset base; 2) better access to capital financing; 3) improved cash flow; and 4) access to oil and gas properties owned by Commonwealth.

     See "Background to the Acqquisition" beginning on page 24 for a more complete discussion of the reasons for the acquisition.

Q:   Why is the acquisition structured as an "exchangeable" share transaction?

A: Structuring the transaction as an exchangeable share transaction will provide for Canadian tax deferral for former Commonwealth Canadian shareholders who elect to receive the Exchangeable Shares rather than Empire Class A Common Stock upon consummation of the transaction.

Q: How will the current management and operations of Empire be effected by the transaction?

A: Empire will maintain its corporate headquarters in Overland Park, Kansas, and will maintain another office in White Rock, British Columbia. Empire plans to retain three members of Commonwealth management. Empire also plans to retain the services of Commonwealth's external consultants. Empire's operations will be effected by access to Commonwealth's oil and gas properties for exploration and development purposes, and, as such, will have production and/or prospects in Tennessee, Texas, Oklahoma, Wyoming and Nicaragua. Refer to "Post Acquisition Information About Empire" beginning on page 43 for further discussion.

Q:   What does the board of directors recommend?

A: The board of directors recommends that stockholders vote FOR approval of the acquisition and the necessary amendments to the Company's Articles of Incorporation.

Q:   What do I need to do now?

A: After carefully considering the enclosed information, please indicate how you want to vote and sign and return your proxy card or voting instruction card in the enclosed envelope as soon as possible. Your shares will then be voted at the special meeting in accordance with your instructions.

Q: Must all of the items subject to shareholder vote be approved in order for the transaction to be consummated?

A: Yes. ALL of the items subject to shareholder vote must be approved in order for the transaction to be consummated.

Q: If my shares are held in "street name", by my broker, will my broker vote my shares for me?

A: No. You must instruct your broker how to vote your shares or else your broker will not vote your shares.

Q:   Who can help answer additional questions that I may have?

A:   Empire Energy Corporation
     Investor Relations
     (913) 469 - 5615
     bryan@empireenergy.com

                                     SUMMARY

     This summary highlights selected information from this document. It may not contain all of the information that is important to you. To better understand the transaction and for a more complete description of the legal terms, you should carefully read this entire document and the documents to which we have referred you. See "Where You Can Find More Information" page 59.

     Empire is proposing to acquire Commonwealth Energy Corp ("Commonwealth") which has its principal offices at: 2383 King George Hwy, Suite 211,White Rock, British Columbia, Canada V4A 5A4 and may be contacted at (800) 950-2587.

     Commonwealth, a publicly traded company on the Canadian Venture Exchange
(CDNX), (ticker symbol CWY), is primarily engaged in the acquisition and exploration and development of petroleum and natural gas properties in the United States.

THE TRANSACTION

Summary Term Sheet.

     Empire entered into a formal Merger Agreement dated December 12, 2000 (the "Merger Agreement") with Commonwealth to effect the acquisition of 100% of Commonwealth by Empire. The Merger Agreement, if approved by the Empire shareholders, provides for the following (the agreement has already been approved by the Commonwealth shareholders whereby 99% of their voting shareholders approved the Transaction):

     o Empire's Articles of Incorporation would be amended providing for, 1) the increase of its board of directors from five to seven members; and
          2) the authorization and issuance of 6,750,000 Class B Redeemable Voting Common Shares having a par value of $0.001. These amendments are necessary to effect the Acquisition.

     o Empire would form Empire Exchangeco, a wholly-owned Canadian subsidiary. Commonwealth would be merged into Empire Exchangeco with Empire Exchangeco as the surviving entity. Empire Exchangeco will serve as a holding company for Empire's former Commonwealth Canadian shareholders that elect to receive Empire Class B Redeemable Common Voting Shares and Empire Exchangeco Common Shares in lieu of Empire Class A Common Shares.

     o In connection with the transaction, each Commonwealth shareholder would be entitled to receive one share of Empire Class A Common Stock for every six shares of Commonwealth Common Stock owned as of the Closing Date. In lieu of receiving Empire Class A Common Shares, each Commonwealth Shareholder would have the right to elect to receive one share of Empire Exchangeco (Empire's wholly-owned Canadian subsidiary) Common Stock and one share of Empire Class B Redeemable Voting Common Stock, (collectively referred to as "Exchangeable Shares") for every six shares of Commonwealth Common Stock owned as of the Closing Date. The election, if made, would occur prior to the issuance of any Empire securities. ALL three items must be approved in order for Empire to consummate the Acquisition. The election by Commonwealth shareholders to receive Empire Exchangeco Common Shares and Empire Class B Redeemable Voting Common Shares should result in favorable Canadian income tax treatment for Commonwealth's Canadian shareholders as compared to receiving shares of Empire Class A Common Stock upon closing. Ultimately, Empire anticipates that all exchangeable shares will be exchanged for 6,750,000 Empire Class A Common Shares on a one-for-one basis.

     o No fractional shares will be issued in connection with the Transaction. All shares will be rounded up to the nearest whole number.

     o Empire will issue replacement warrants and options that can be exercised to acquire 983,849 shares of Empire Class A Common Stock to replace all existing Commonwealth options and warrants. The shares underlying the replacement options and warrants are included in the 6,750,000 shares that constitute the total consideration to be paid to the Commonwealth shareholders. Such options and warrants will have exercise prices ranging from US$.80 to US$1.80. Existing shareholders of Empire will retain 73% ownership of Empire subsequent to the Acquisition assuming exercise of all replacement options and warrants.

     o The Empire Class B Redeemable Voting Common Shares would be paired with the Exchangeable Shares, that is, treated together as a unit; (i.e. transferable and exchangeable only as a paired unit). The Class B Redeemable Voting Common Shares will be entitled to vote with respect to matters upon which Empire Common Shareholders generally vote (election of directors, fundamental changes and the like) but are not intended to have any economic value (i.e. no interest in Empire assets except for the U.S.$0.0001 par value). The Exchangeable Shares, issued by Empire Exchangeco, will be non-voting except with regard to matters where a separate class vote is required by law. These shares will participate in the liquidation value of Empire Exchangeco in the event of a wind up but only to the extent of being entitled to receive one Empire Class A Common Share per Exchangeable Share in satisfaction of any liquidation right.

     The paired shares are at any time, at the option of the holder, exchangeable for Empire Class A Common Shares. Each Exchangeable Share and Empire Class B Redeemable Voting Common Share will be exchangeable (upon demand by the holder) for one Empire Class A Common Share. Further, the Exchangeable Shares will automatically be exchanged into Empire Class A Common Shares in the event that only 100,000 Exchangeable Shares remain outstanding or in case of an insolvency event, wind-up of Empire Exchangeco or in the event of a merger, acquisition or sale of all or substantially all of the assets of Empire in which the holders of Exchangeable Shares should participate or in any event by December 31, 2007.

Directors and senior management of Empire following the Acquisition (see page
43)


     The board of directors will be increased from five to seven members. The two new board seats will be held by Mr. Lorne Torheljm and Mr. Sieg Diekert. Messrs. Torheljm and Diekert presently serve on Commonwealth's Board of Directors. The remaining five board seats will remain unchanged.


Votes required


     The affirmative vote of the holders of a majority of the outstanding shares of Empire Common Stock is required to approve the Merger Agreement. The affirmative vote of the holders of a majority of the outstanding shares of Empire Common Stock is required to amend and restate Empire's Articles of

Incorporation providing for the increase in the number of its directors from five to seven. The affirmative vote of the holders of a majority of the outstanding shares of Empire Common Stock is required to amend and restate of Empire's Articles of Incorporation providing for the authorization and issuance of 6,750,000 Class B Redeemable Voting Common Shares. The transaction has already been approved by the requisite majority of the Commonwealth shareholders.

Our recommendations to stockholders

     Empire's Board of Directors recommends that Empire stockholders vote FOR 1) the approval of the Acquisition, 2) the amendment and restatement of its articles of incorporation providing for the increase of its board of directors from five to seven, and 3) the amendment and restatement of its articles of incorporation authorizing the issuance of 6,750,000 Class B Redeemable Voting Common Shares.

The Merger Agreement

     The Merger Agreement, providing for Empire's acquisition of Commonwealth, is attached as appendix A to this document. We encourage you to read the Merger Agreement because it is the legal document that governs the transaction. It contains information that may not be included elsewhere in this document.

Conditions to the Acquisition

     In order to complete the transaction, a number of customary conditions must be satisfied including the following:

     o the approval of the acquisition by the Empire shareholders (Commonwealth shareholders have already approved the transactions. Refer to page 26);

     o the absence of any law or court order prohibiting the transaction (Refer to page 26; "Canadian Court Approval")

     o the continued accuracy of each company's representations and warranties, and the compliance by each company with its agreements contained in the Merger Agreement.

     o Empire's Common Shares must trade at a weighted average price of not less than $1.20 during the five business days prior to Closing;

     o Empire's share of hydrocarbon production from its properties during the 30 days prior to Closing must average 150 barrels of oil (or BTU equivalent) per day; and

     o Empire will have at Closing, working capital calculated in accordance with generally accepted accounting principles of at least $100,000.

     Note, the Merger Agreement also provides that the Commonwealth Board of Directors reserves the right to waive any of the aforementioned conditions.

OTHER INFORMATION

Accounting treatment

     The transaction will be treated for financial accounting and reporting purposes as a purchase of Commonwealth by Empire under the "purchase" method of accounting.

Comparative per share market price information (see page 11)

     Empire's common stock trades on the over-the-counter ("OTC") electronic bulletin board. Commonwealth's common stock trades on the Canadian Venture Exchange (CDNX). On October 23, 2000, the last full trading day prior to the public announcement of the proposed transaction, Empire common stock closed at US$1.625 per share and Commonwealth common shares closed at CN$0.33 per share.

Material federal income tax considerations

     The transaction has been structured so that it should not result in any taxable gain or loss to Empire or the Empire shareholders.

Summary Unaudited Pro Forma Financial and Other Information

     The following summary unaudited pro forma information has been prepared to assist in your analysis of the financial effects of the acquisition. This pro forma information is based on the historical financial statements of Empire and Commonwealth and the pro forma adjustments reflected to account for the proposed transaction and more fully described in the unaudited pro forma financial statements beginning on page 12.

     The unaudited summary pro forma information is presented for illustrative purposes only. If the proposed transaction had occurred in the past, Empire's financial position or operating results might have been different from those presented in the unaudited summary pro forma information. You should not rely on the unaudited summary pro forma information as an indication of the financial position or operating results that Empire would have achieved if the merger had occurred on December 31, 2000 for the pro forma balance sheet or January 1, 2000 for the pro forma statements of operations. You also should not rely on the unaudited pro forma information as an indication of the future results that Empire will achieve after the Acquisition.


     Balance Sheet                       Empire Pro Forma as of
     -------------                            December 31,
        US$                                2000 (unaudited)
---------------------                     ---------------------

Working Capital                                 $(407,351)

Long-term Assets                                8,303,868

Total Assets                                    8,529,471

Long-term Obligations                               0

Accumulated Deficit                            (19,756,558)

Shareholders' Equity                            7,780,713

           Statement of Operations        Empire Pro Forma for the
           -----------------------

                                         year ended December 31, 2000

                   US$                            (unaudited)
   ---------------------------------     -----------------------------

   Revenue                                          $760,668
   Net Income (Loss) from continuing              (2,073,840)
   operations
   Net Income (Loss) from continuing                 (0.11)
   operations per share

   Other Data

   Cash dividends declared per common                  0
   share

   Ratio of earnings to fixed charges                (66.7)
   Book value per share                               0.42

Empire's Historical Summary Selected Financial Data


Balance Sheet                                     As of December 31, 2000
-------------

U.S. dollars
------------------------------------           -----------------------------

Working Capital                                          ($28,591)
Long-term Assets                                         2,216,969
Total Assets                                             2,271,827


Long-term Obligations                                        0

Accumulated Deficit                                    (18,398,055)

Shareholders' Equity                                     2,188,378

Statement of Operations                    For the year ended December 31, 2000
-----------------------                    ------------------------------------

U.S dollars

Revenue                                                  $487,979

Net Income (Loss) from continuing                        (384,911)
operations

Net Income (Loss) from continuing                         (0.03)
operations per share


Other information

Cash dividends declared per common share                     0

Ratio of earnings to fixed charges                        (48.8)

Book value per share                                       0.17

Commonwealth's Historical Summary Selected Financial Data

     Balance Sheet                   As of December      As of December
     -------------                     31, 2000            31, 2000

     U.S. GAAP
     ---------

                                       Canadian $            U.S. $
     --------------------------      -------------       ------------

     Working Capital (deficit)         ($192,178)          ($128,760)

     Long-term Assets                  5,914,354           4,030,819

     Total Assets                      6,169,198           4,201,564

     Long-term Obligations                 0                   0

     Accumulated Deficit              (1,379,161)          (839,760)

     Shareholders' Equity              5,549,335           3,786,255


     Statement of Operations            For the             For the
     -----------------------          year-ended           year-ended
                                      December 31,         December 31,
                                         2000                2000
                                                             U.S.$

                                       Canadian $
     --------------------------      -------------       ------------

     Revenue                            406,998             $272,689

     Net Income (Loss) from            (467,949)           (313,526)
     continuing operations

     Net Income (Loss) from              (0.02)              (0.01)

     continuing operations per
     share

     Other information

     Cash dividends declared per           0                   0
     common share

     Ratio of earnings to fixed          (13.5)              (13.5)
     charges

     Book value per share                $0.26               $0.18

EMPIRE AFTER THE TRANSACTION

     Empire's Board of Directors and Management believe that Empire will be a much stronger company post-acquisition. We expect the Acquisition to provide Empire with the following advantages: the combined company will have a larger asset base, better access to capital financing, better access to oil and gas properties for exploration and development purposes, and better cash flow than Empire alone. Please see the section titled, "Background to the Acquisition" beginning on page 24.

COMPARATIVE MARKET PRICE DATA

     The following table sets forth the high and low sales prices of the shares of Empire Class A Common Stock, traded under the symbol "EECI.OB" on the over-the-counter electronic bulletin board, and of the Commonwealth common stock, traded under the symbol "CWY.V" on the Canadian Venture Exchange (CDNX), for the calendar quarters indicated. Sales prices and trading volumes for 1999 and 2000 can be found in Empire's most recent Forms 10-K. See "Where You Can Find More Information" on page 59.


                                       Commonwealth         Empire
                                       ------------         ------
                                       (CDNX)               (OTC:BB)
                                                            --------
                                        High      Low       High      Low
                                        ----      ----      ----      ---
                      2000              $CDN      $CDN      $US       $US
                      ----
                      --------------    ----      ----      ----      ----

                      First Quarter     0.62      0.22      6.13      1.38

                      Second Quarter    0.52      0.20      4.25      1.75

                      Third Quarter     0.65      0.24      4.00      1.19

                      Fourth Quarter    0.33      0.16      1.75      0.81


                      1999
                      First Quarter     0.44      0.17     N/A       N/A


                      Second Quarter    0.38      0.17      1.63      1.13

                      Third Quarter     0.30      0.18      1.63      0.10

                      Fourth Quarter    0.45      0.17      5.75      1.50

     The currency exchange rate for U.S. to Canadian dollars ranged from CN$.640 to CN$.698 for the two fiscal years ended December 31, 2000. The current (as of April 26, 2001) trading price for Commonwealth was CN$.20. The current (as of April 26, 2001) trading price for Empire was US$1.00.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated condensed financial statements have been prepared to assist in your analysis of the financial effects of the acquisition. Following are the unaudited consolidated condensed pro forma financial statements of Empire which reflect the acquisition of Commonwealth by Empire. The unaudited pro forma consolidated condensed financial statements have been prepared utilizing the historical financial statements of Empire which are incorporated herein by reference to previous filings made with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 51 and the historical financial statements of Commonwealth included as Appendix B to this proxy statement. The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the historical financial statements of Empire and the attached historical financial statements of Commonwealth.

     The following unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 2000 and the unaudited pro forma consolidated condensed balance sheet as of December 31, 2000 give effect to the acquisition of Commonwealth including the related pro forma adjustments described in the notes thereto. The unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 2000 give effect to the acquisition of Commonwealth by Empire as if the acquisition, accounted for as a purchase, had occurred on January 1, 2000. The unaudited pro forma consolidated condensed balance sheet as of December 31, 2000 gives effect to the acquisition as if it had occurred on December 31, 2000. The pro forma financial statements reflect the preliminary allocation of the purchase price.

     The unaudited pro forma consolidated condensed financial statements may not be indicative of the results that actually would have occurred if the acquisitions had occurred if the acquisitions had been effective on the dates indicated or which may be obtained in the future.


EMPIRE ENERGY CORPORATION
  (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
===================================================================================================================

                    ASSETS
                    ------

                                                                                                         Unaudited
                                                 Historical December 31, 2000                            Pro Forma
                                                 ----------------------------           Pro Forma         31 Dec
                                                  Empire         Commonwealth          Adjustments         2000
                                                 ------------    ------------          ------------    ------------


CURRENT ASSETS
   Cash                                          $     40,351    $     20,381          $       --      $     60,732
   Accounts receivable, net                             9,675         102,668                  --           112,343
   Marketable securities                                4,832          45,210                  --            50,042
   Prepaids                                              --             2,486                  --             2,486
                                                 ------------    ------------          ------------    ------------
TOTAL CURRENT ASSETS                                   54,858         170,745                  --           225,603

PROPERTY AND EQUIPMENT, NET                            25,117            --                    --            25,117

OIL AND GAS PROPERTIES, NET
   Properties being amortized                            --         2,508,171                             2,508,171
   Properties not subject to amortization           2,062,661       1,499,198    (b)      3,414,583       6,976,442


OTHER ASSETS:
  Minority equity investments                            --            23,450                  --            23,450
  Deposits and other                                   26,349            --                    --            26,349
  Receivables  related party                          102,842            --                    --           102,842
                                                 ------------    ------------          ------------    ------------
TOTAL ASSETS                                     $  2,271,827    $  4,201,564          $  3,414,583    $  9,887,974
                                                 ============    ============          ============    ============

                    LIABILITIES
                    -----------

CURRENT LIABILITIES
   Accounts payable and accrued
      expenses                                   $     50,949    $    171,430    (b)   $    250,000    $    472,379
   Advances from directors                               --           128,075                  --           128,075
   Notes payable  related parties                      12,500            --                    --            12,500
   Convertible debentures                              20,000            --                    --            20,000
                                                 ------------    ------------          ------------    ------------
TOTAL CURRENT LIABILITIES                              83,449         299,505               250,000         632,954
                                                 ============    ============          ============    ============

DEFERRED INCOME TAXES                                    --           115,804                  --           115,804


             STOCKHOLDERS' EQUITY
             --------------------

STOCKHOLDERS' EQUITY
   Common stock                                        15,496       4,469,415    (a)     (4,469,415)         20,926
                                                         --              --      (b)          5,430            --
   Stock subscriptions                                   --           156,600    (a)       (156,600)           --
   Additional paid-in-capital                      23,572,387            --      (b)      6,442,408      30,517,795
                                                         --              --      (b)        503,000            --
   Treasury stock                                  (1,125,000)           --                    --        (1,125,000)
   Accumulated other comprehensive loss                (8,451)           --                    --            (8,451)
   Previous accumulated deficit                    (1,867,999)           --                    --        (1,867,999)
   Accumulated deficit                            (18,398,055)       (839,760)   (a)        839,760     (18,398,055)
                                                 ------------    ------------          ------------    ------------
TOTAL STOCKHOLDERS' EQUITY                          2,188,378       3,786,255             3,164,583       9,139,216
                                                 ============    ============          ============    ============
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                          $  2,271,827    $  4,201,564          $  3,414,583    $  9,887,974
                                                 ============    ============          ============    ============


===================================================================================================================

                               See notes to Unaudited Pro Forma Financial Statements

                                                         11




EMPIRE ENERGY CORPORATION
  (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
========================================================================================================


                                                          For the Year Ended December 31, 2000
                                            ------------------------------------------------------------
                                                       Historical            Pro Forma       Unaudited
                                                Empire      Commonwealth    Adjustments      Pro Forma
                                            ------------    ------------    ------------    ------------

OIL AND GAS SALES                           $    487,979    $    272,689    $       --      $    760,668

EXPENSES
   Lease operating                                13,406         119,093            --           132,499
   Depreciation, depletion, amortization
      and impairment                             289,948          79,223            --           369,171
   Interest, net                                   7,894          23,187            --            31,081
   Loss from equity investments                   17,085          42,858            --            59,943
   General and administrative                    544,557         321,854            --           866,411
                                            ------------    ------------    ------------    ------------

TOTAL EXPENSES                                   872,890         586,214            --         1,459,104
                                            ------------    ------------    ------------    ------------

OPERATING LOSS                                  (384,911)       (313,526)           --          (698,437)

Provision for income taxes                          --              --              --              --
                                            ------------    ------------    ------------    ------------
Loss from continuing operations             $   (384,911)   $   (313,526)   $       --      $   (698,437)
                                            ============    ============    ============    ============
Loss Per Share:
  Loss from continuing operations                                                           $      (0.04)
                                                                                            ============
Weighted Average Shares Outstanding                                                           18,345,850
                                                                                            ============


                              See notes to Unaudited Pro Forma Financial Statements.

                                                   12

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Acquisition of Commonwealth

     On December 12, 2000, Empire entered into an agreement to acquire 100% of Commonwealth in a stock exchange on the basis of six shares of Commonwealth for one share of Empire. As a result, Empire will exchange approximately 5,429,758 shares of its common stock for all the issued and outstanding common stock of Commonwealth. The purchase price for the stock is $6,447,838 based on a market price of $1.1875 per Empire share on the date the agreement was reached. Additionally, Empire will grant 488,082 options and 162,434 warrants to replace Commonwealth options and warrants currently outstanding on a one for six basis. The replacement options and warrants have exercise prices ranging from US$0.80 to US$1.80 and expire within approximately 6 months to 5 years. A fair value of $503,000 was calculated for these options and warrants using the Black-Scholes option pricing model, with volatility of 106.55% and a discount rate of 8.5%.

     The purchase price results in an increase in the cost of the net assets of Commonwealth of approximately $3,414,583. Based on management's evaluation of the fair value of the assets acquired and liabilities assumed, the Company allocated this increase in cost to oil and gas properties.

     Empire uses the full cost method of accounting for oil and gas properties. This method of accounting requires that a ceiling test be performed periodically to compare the recorded cost of oil and gas properties to the value of those properties. Management believes that if a full cost ceiling test were performed at the date of this transaction, an impairment of approximately $1,400,000 would result. No charge for this possible impairment is included in the pro forma condensed income statement or balance sheet. A full cost ceiling write-down is a non-recurring charge that is unrelated to the purchase acquisition and is not representative of results of ongoing operations.

     Not included in these pro forma consolidated condensed financial statements are the proceeds and issuance of shares related to a Commonwealth private placement that was completed on February 2, 2001. The private placement consisted of 2,000,000 units, each unit consisting of one share of Commonwealth stock and one, two year warrant to purchase Commonwealth stock at $.30 Canadian per share for total proceeds from the sale of units of approximately $345,000 U.S.Upon closing, 333,333 additional shares of Empire stock will be exchanged for the 2,000,000 shares issued in the private placement and 333,333 replacement warrants will be granted for the 2,000,000 warrants granted in the private placement.

     The acquisition of Commonwealth is subject to Empire shareholder approval. In order for the transaction to be consummated, ALL of the items subject to shareholder vote must be approved.

     The historical financial information for Commonwealth was prepared using U.S. Generally Accepted Accounting Principles.

     Commonwealth's reporting currency is the Canadian dollar. Accounts whose functional currency is the U.S. dollar that were translated to Canadian dollars for Commonwealth reporting purposes were translated back at the rates used by Commonwealth. Accounts whose functional currency is the Canadian dollar were translated in the following manner: assets and liabilities at year end rates; stockholder's equity at historical rates and results of operations at the monthly average exchange rates. The effects of exchange rate changes are reflected as a separate component of stockholders' equity.

The unaudited pro forma adjustments are as follows:

     a.   To remove the equity of Commonwealth upon the purchase by Empire.

     b.   To record the acquisition of Commonwealth under the purchase method:

          Net assets acquired at fair value:

           Current assets                                      $   170,745
           Oil and gas properties                                7,421,952
           Minority equity investments                              23,450
           Current liabilities                                    (299,505)
           Deferred income taxes                                  (115,804)
                                                                ----------

          Total                                                 $7,200,838
                                                                ==========


          Consideration comprised of 5,429,758

          common shares of Empire                               $6,447,838
          Estimated transaction costs                              250,000
          Estimated consideration for replacement
           options and warrants issued                             503,000
                                                                ----------

          Total                                                 $7,200,838
                                                                ==========



Earnings per share:

The following is a reconciliation of historical to pro forma weighted average shares outstanding:


                                                        Year Ended
                                                     December 31, 2000
                                                     -----------------

             Historical                                  12,916,092


         Shares issued to acquire
         Commonwealth (assumed to
         be at beginning of period)                       5,429,758
                                                         ----------


         Pro forma                                       18,345,850
                                                         ==========


Basic earnings per share of common stock was computed by dividing loss applicable to common stockholders, by the weighted average number of common shares outstanding for the year. Diluted loss per share is not presented because all potential common shares are anti-dilutive including those to be issued as replacement options and warrants.

          COMMONWEALTH SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

The following costs were incurred by Commonwealth in oil and gas acquisition, exploration, development, and producing activities during the year ended December 31, 2000:


Acquisition costs:
  Proved                                                    --
  Unproved                                               (16,788)
Development                                              467,530
Exploration                                                5,253
                                                        --------
                                                        $455,995

Information regarding cost of oil and gas properties, both proven and unevaluated and related depreciation and depletion is included in the notes to the attached historical financial statements of Commonwealth.

OIL AND GAS RESERVES

The estimates of Commonwealth's proved oil and gas reserves and related future net cash flows that are presented in the following tables are based upon estimates made by independent petroleum engineering consultants.

Commonwealth's reserve information was prepared as of December 31, 2000. There are many inherent uncertainties in estimating proved reserve quantities, projecting future production rates, and timing of development expenditures. Accordingly, these estimates are likely to change as future information becomes available. Proved oil and gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those reserves expected to be recovered through existing wells, with existing equipment and operating methods.

Estimated quantities of proved reserves and proved developed reserves of oil and gas, as well as the changes in proved reserves, are as follows:


PROVED RESERVES:                                  GAS (MCF)          OIL (BBL)
----------------                                  ---------         ----------

Beginning of year ........................        1,523,730            407,418
Extensions and discoveries ...............          505,000               --
Production ...............................          (49,474)            (1,305)
                                                 ----------         ----------
End of year ..............................        1,979,256            406,113
                                                 ==========         ==========
Proved developed reserves ................        1,979,256            310,124
                                                 ==========         ==========
% of proved developed reserves ...........            100.0%              76.4%
                                                 ==========         ==========

The following table sets forth a standardized measure of the estimated discounted future net cash flows attributable to Commonwealth's proved oil and gas reserves. Oil and gas prices have fluctuated widely in recent years. The sales prices utilized for the purposes of estimating Commonwealth's proved reserves and future net revenues were year end prices with no provision for escalation of either revenue or costs. . The future production and development costs represent the estimated future expenditures to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. Future income tax expense was computed by applying statutory income tax rates to the difference between pretax net cash flows relating to the proved reserves and the tax basis of proved properties and available operating loss carryovers.

                                                      Gas               Oil
                                                   -----------      -----------

Future cash inflows ..........................     $ 1,707,048      $ 9,152,652
Future production costs ......................        (315,994)      (1,137,300)
Future development costs .....................         (21,450)        (207,500)
Future income taxes ..........................        (162,848)      (1,442,356)
                                                   -----------      -----------
Future net cash flows ........................       1,206,756        6,365,496
10% discount to reflect timing of cash
  flows ......................................        (546,601)      (3,799,803)
                                                   -----------      -----------
Standardized measure of discounted future
  net cash flows .............................     $   660,155      $ 2,565,693
                                                   ===========      ===========

The following summarizes the principal factors comprising the changes in the standardized measure of discounted future net cash flows:

                                                        Gas             Oil
                                                     -----------    -----------

Standardized measure, beginning of period ........   $   173,918    $ 2,302,868
Sales of oil and gas, net of production
  costs ..........................................       (32,316)       (20,225)
Extensions and discoveries .......................        74,000           --
Net change in sales prices, net of production
  costs ..........................................       499,000        275,000
Accretion of discount ............................         7,391         51,379
Net change in income taxes .......................       (61,838)       (43,329)
                                                     -----------    -----------
Standardized measure, end of period ..............   $   660,155    $ 2,565,693
                                                     ===========    ===========

                            GENERAL PROXY INFORMATION

DATE, TIME AND PLACE OF SPECIAL MEETING OF STOCKHOLDERS

     We will hold a special meeting of stockholders on May 25, 2001, at 1:30 p.m., C.S.T. time, at our corporate headquarters, which are located at 7500 College Blvd., Suite 1215, Overland Park, Kansas 66210.

     We are furnishing this proxy statement to the holders of shares of our Common Stock in connection with the solicitation of proxies by our board of directors for use at a special meeting of stockholders in connection with the Company's proposed acquisition of Commonwealth Energy Corp.

     The board of directors does not know of any matters other than those described in the notice of the special meeting that are to come before the special meeting. If any other business is properly brought before the special meeting, including among other things, a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the proposal to approve the Commonwealth acquisition and the related amendments to Empire's Articles of Incorporation or to permit dissemination of information about important developments relating to the transaction or otherwise related to the meeting, one or more proxy holders named in the proxy card will vote the shares represented by the proxy on those matters as determined in their discretion.

     Each record holder of common stock is entitled to one vote per share. The presence, either in person or by properly executed proxy, of holders of a majority of the outstanding shares entitled to vote will constitute a quorum for the conduct of business at the meeting. For purposes of determining the presence or absence of a quorum only, we intend to count as present at the meeting and entitled to vote, stockholders of record who are present at the meeting in person or by proxy and who abstain.

     All references in this proxy statement to "we," "us," "our" or "Empire" mean Empire Energy Corporation.

     The date of this proxy statement is May 10, 2001. We are first mailing this proxy statement, the attached notice and the enclosed proxy card to stockholders on or about May 15, 2001.

   The Securities and Exchange Commission (herein "SEC") has not in any way passed upon the merits of the transaction described herein and any representation to the contrary is an offense.

REVOCABILITY OF PROXY

     You may vote your shares by attending the meeting and voting in person or by marking the enclosed proxy card with your vote and dating, signing and returning it in the enclosed postage-prepaid return envelope. The individual named as proxy holder on the enclosed proxy card will vote all shares of Common Stock represented at the meeting by properly executed proxies that are timely received and not revoked according to the instructions marked on the proxies. If you do not mark your instructions on your proxy, the proxy holder(s) will vote your proxy for approval of the purchase and sale agreement and the transactions contemplated by the purchase and sale agreement, except as otherwise provided in this proxy statement. THE PROXIES ARE SOLITICED ON BEHALF OF OUR BOARD OF DIRECTORS.

     You may revoke your proxy at any time before it is voted. To revoke your proxy you must:

- deliver to the Secretary of Empire before the meeting, or at the meeting and before your shares have been voted, a written notice of revocation bearing a later date than the proxy;

- properly execute a new proxy relating to the same shares which bears a later date than the original proxy and deliver it to the Secretary of Empire before the meeting, or at the meeting and before your shares have been voted; or

- attend the meeting and vote in person, although attending the meeting will not in and of itself constitute revocation of your proxy.

     You should deliver any written notice or subsequently dated proxy which is intended to revoke an earlier proxy to the principal executive offices of Empire Energy Corporation, 7500 College Blvd., Suite 1215, Overland Park, Kansas 66210,
Attention: Secretary.

DISSENTERS' RIGHT OF APPRAISAL

     Under the Utah Revised Business Corporation Act ("URBCA"), the Empire shareholders have the right to dissent from approving the acquisition (and the other matters that are subject to shareholder vote). In order to possess dissenters' rights under Utah state law, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights. In order to be able to assert his dissenters' rights, a shareholder, (i) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and (ii) may not vote any of his shares in favor of the proposed action.

     If proposed corporate action creating the dissenters' rights is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares. A shareholder who is given a dissenters' notice and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice: (i) cause the corporation to receive a payment demand, (ii) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and (iii) if required by the corporation in the dissenters' notice certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights.

     A shareholder who properly demands payment retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action. A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares.

     In the event of disagreement between the parties (Empire and the dissenting shareholder) on fair value, fair value may be determined by the court in an action timely brought by the corporation. Please see Appendix B for the complete text of the URBCA dissenters' rights.

PERSONS MAKING THE SOLICITATION

     THE PROXIES ARE SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS. This Proxy Statement is provided in connection with the solicitation by the Directors of Empire of proxies for the Special Meeting of the Shareholders of Empire (the "Meeting") to be held at its offices located at 7500 College Blvd., Suite 1215, Overland Park, KS, 66210, at 1:30 in the afternoon on May 25, 2001. We will furnish to brokerage houses, fiduciaries and custodians holding in their names shares beneficially owned by others copies of solicitation material to forward to the beneficial owners. Upon request, we will reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation material to the beneficial owners. Empire will bear the entire cost of soliciting proxies from our stockholders. Empire shareholders who do not hold their shares in their own name, as registered shareholders, should read "Advice to Beneficial Shareholders" within for an explanation of their rights.

     The board of directors does not contemplate a solicitation of proxies otherwise than by mail. We may supplement original solicitation of proxies by mail with telephone or personal solicitations by directors, officers or other regular employees of Empire. We will not pay any additional compensation to our directors or officers or our other regular employees for these services.


     Empire has not retained (directly or indirectly) any person or classes of persons to make solicitations or recommendations in connection with the transaction.

The solicitation or recommendation.

     Empire's Board of Directors recommends that its shareholders approve, 1) its acquisition of Commonwealth; 2) the amendment and restatement of its articles of incorporation providing for the increase of its Board of Directors from five to seven; and 3) the amendment of its articles of incorporation providing for the authorization and issuance of 6,750,000 shares of Class B Redeemable Voting Common Shares having a par value of $0.0001. Note: ALL three must be approved for any of the items to be approved.

Intent to tender.
-----------------

     To the best knowledge of Empire's Board of Directors and management, the directors and officers of Empire and Commonwealth intend to hold their (both owned directly or indirectly) Empire shares after consummating the merger for the foreseeable future.

Appointment of Proxies

     A shareholder has the right to appoint a nominee (who need not be a shareholder) to represent him at the Meeting other than Norman Peterson, who is the Chief Executive Officer and Chairman of the Board of Directors of Empire (the "Board Designee") and is designated in the enclosed proxy form. To appoint a proxy other than the Board Designee, insert the name of the proposed proxy holder in the blank space provided in the proxy, and delete therefrom the name of the Board Designee or complete another proper form of proxy. Such shareholder should notify the nominee of his appointment, obtain his or her consent to act as proxy and should instruct him or her on how the shareholder's shares are to be voted. The nominee should bring personal identification with him to the Meeting. In any case, the form of proxy should be dated and executed by the shareholder or by his attorney. Where a proxy is signed on behalf of a shareholder by his proxy, the attorney must have written authorization to act and the written authorization must be attached to the proxy form.

     A form of proxy will not be valid for the Meeting or any adjournment thereof unless it is completed and delivered to Empire, at least forty-eight
(48) hours, excluding Saturdays and holidays, before the Meeting or any adjournment thereof. Late proxies may be accepted or rejected by the Chairman of the Meeting in his discretion. The Chairman is under no obligation to accept or reject any particular late proxy.

Advice to Beneficial Shareholders

     Shareholders who do not hold their shares in their own name (referred to herein as "Beneficial Shareholders") are advised that only proxies from registered shareholders (i.e. shareholders of record) can be recognized, and only registered shareholders may vote at the Meeting. Beneficial Shareholders who complete and return a proxy must indicate thereon the name and address of the person or company (usually a brokerage or brokerage clearing house) which holds their shares as a registered shareholder. Every reasonable attempt will be made to pass such proxies along to the appropriate registered shareholder in order that the registered shareholder may vote in accordance with the wishes of the Beneficial Shareholder. The form of proxy supplied to Beneficial Shareholders is identical to that provided to registered shareholders.

     All references to shareholders in this Proxy Statement and the accompanying form of Proxy and Notice of Meeting are to shareholders of record (registered shareholders) unless specifically stated otherwise. Where documents are stated to be available for review or inspection, such items will be shown upon request to registered shareholders who produce proof of their identity and shareholdings.

Voting of Proxies

     The person named in the enclosed form of proxy is a director and officer of Empire and has indicated his willingness to represent as proxy the shareholders who appoint him. Each shareholder may instruct his proxy how to vote his shares by completing the blank on the proxy form.

     Shares represented by properly executed proxy forms in favor of the person designated on the enclosed form will be voted or withheld from voting in accordance with the instructions made on the proxy forms. In the absence of contrary instructions, such shares will be voted in favor of all matters identified in the Notice of Meeting.

     The enclosed form of proxy confers discretionary authority upon the person named therein with respect to amendments and variations to matters identified in the Notice of Meeting and with respect to any other matters which may properly come before the Meeting. At the time of printing this Proxy Statement, the Board of Empire knows of no such amendments, variations or other matters to come before the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Empire is authorized to issue fifty million (50,000,000) shares of par value stock at $0.001 per share. As of the date of this Proxy Statement, being May 10, 2001 Empire has 15,591,896 common shares issued (of which 750,000 are held in treasury) and 14,841,896 are outstanding. There are no other shares outstanding, of any class. The Common Shares are the only shares entitled to be voted at the Meeting, and holders of Empire Common Shares are entitled to one vote for each Empire Common Share held.

     Empire's Transfer Agent has prepared a list of shareholders of record at the close of business on May 15, 2001 (the "Record Date"). A holder of Empire Common Shares named on that list will be entitled to vote the shares then registered in such holder's name, except to the extent that (a) the holder has transferred the ownership of any of his shares after the Record Date, and (b) the transferee of those shares produces properly endorsed share certificates, or otherwise establishes that he owns the shares, and demands not later than ten
(10) days before the day of the Meeting that his name be included in the list of persons entitled to vote at the Meeting, in which case the transferee will be entitled to vote his shares at the Meeting.

VOTING PROCEDURES

     The Company's transfer agent compiles a list of the shareholders as of the record date and each shareholder's number of shares (including the shareholder's ownership percentage in the Company). All returned proxies are mailed to the Company who tabulates them. The Company nominates persons to administer the process by which votes are cast at the meeting. A shareholder who is present at the meeting must declare his intention to vote his shares at the meeting. He is then allowed to cast his vote and his vote is combined with the transfer agent's records. If the shareholder has previously submitted his proxy to the transfer agent, the transfer agent will update its records accordingly.

SHAREHOLDER VOTE ITEM NUMBER 1 - ACQUISITION OF COMMONWEALTH

     The first item subject to shareholder vote is Empire's acquisition of all of the outstanding shares Commonwealth in exchange for 6,750,000 shares of Empire Class A Common Shares. The Acquisition would be structured as an Exchangeable Share transaction in which the Commonwealth shareholders would have the right to elect to receive one share of Empire Class B Redeemable Voting Common Stock and one share of Empire Exchangeco Common Stock in lieu of receiving Empire Class A Common Shares. The election, if made, will occur prior to the issuance of any Empire securities to the Commonwealth shareholders. The Empire shares will be paid to the Commonwealth shareholders on a one-for-six basis (i.e. each Commonwealth shareholder as of the Closing Date would be entitled to receive one share of Empire Class A Common Stock in exchange for every six shares of Commonwealth Common Stock. Fractional shares will not be issued in connection with the Acquisition. Any fraction shares will be rounded up to the nearest whole number. Empire's Board of Directors has approved the Acquisition and recommends that the Empire shareholders vote in favor of the transaction. Please note, all of the items subject to shareholder vote must be approved in order for any of the items to be approved.

Background to the Acquisition

     During the summer of 2000, Empire began actively seeking acquisition/merger candidates. The search focused on a universe of smaller companies, including OTC listed companies, pink sheet companies and those companies that had recently been delisted from the OTC due to their inability to comply with new reporting rules. Empire believes that the most cost effective method of growing its business would be through the acquisition or merger with other oil and gas companies who had proven oil and gas properties as well as development properties and began actively seeking such candidates in early 2000. Because of the relatively high number of small publicly traded companies with modest market capitalization who are engaged in oil and gas producing activities, Empire believed that it could merge with or acquire such a company possessing valuable oil and gas properties for a purchase price less than the cost the Company would incur acquiring and developing the properties singularly. Empire observed that during the past year the increase in natural gas prices and elevated oil prices drove the industry into an environment that had not been seen in quite some time. As the commodity prices increased, so did the cost of doing business. The ability to locate, research, understand, evaluate, close and develop prospect properties became more competitive and costly to do. Because Commonwealth had established a portfolio of properties consisting of operations in three U.S. states (Texas, Oklahoma and Wyoming) and in Canada, and because they had the infrastructure in place in each of these vastly differing regions which include working interest and net revenue interest positions, property expertise, geologic knowledge, engineering knowledge, leasor relationships, database management, etc., that Empire would save considerable time, effort and cost by acquiring Commonwealth. This was viewed as the most efficient and expeditious vehicle to building asset and shareholder value, increased revenues and diversification than if we attempted to do it on an individual property-by-property basis.

     Empire's management identified approximately seven or eight targets (through review of the target's publicly available reports) that Empire believed to be potential merger/acquisition candidates. Also during this time, Empire observed in various industry periodicals a market trend of U.S. oil and gas companies acquiring/merging with Canadian oil and gas companies. According to these periodicals, the impetus behind this activity appeared to be both the exchange rate between the US dollar and the Canadian dollar (US$1 equalled approximately CN$1.5) and the fact that the trading prices of these companies were below their book values. This caused Empire to expand its search to include Canadian public reporting companies. Thus, Empire began searching for a Canadian public company with significant oil and gas properties in the United States. Empire's research revealed that several Canadian public reporting companies met its search criteria and generated five or six companies that might be viable acquisition candidates. After analyzing many factors, including public availability of the target company's information, the location of their properties, the balance of their production (whether in oil or gas) and the capital structure of the potential target (shares outstanding, debt, revenues, book value, trading price, etc.), Empire's management determined that Commonwealth was the best merger/acquisition candidate for the following reasons:

     1) Commonwealth's natural gas properties, especially Commonwealth's Leon County, Texas property, which is attractive to Empire management due to the development potential from multiple producing zones (Cotton Valley Pinnacle Reefs and the Bossier Sand), an existing well on the lease and a good working interest position,

     2)   Commonwealth's stock price ( trading below book value at the time),

     3)   Commonwealth's assets (mainly located in the US),

     4)   Commonwealth's diversity in the location of their properties ,

     5)   Commonwealth's nominal debt and,

     6) the acquisition of Commonwealth would provide Empire with sufficient assets to allow application for listing on the American Stock Exchange which would be a benefit to the shareholders of both companies.

     After making this determination, Empire's President, Bryan Ferguson, contacted Lorne Torjhelm, President of Commonwealth in August of 2000 at which time they began preliminary merger discussions. After several "fact finding" discussions with Mr. Torjhelm, Empire proposed a verbal proposal, outlining the terms described below and received a favorable response, that these terms were acceptable. There were no further negotiations on the terms of the transaction with the exception of discussion of some of the mechanics of getting the transaction completed.

     Empire calculated the value of Commonwealth's properties and reserves using Present Worth (PW) discounts on future net cash flows. A PW future net cash flow, when used with respect to oil and gas reserves, refers to the present worth (or present value) of the dollars (income, or stream of income) to be received at some specified time in the future, discounted back to the present at a specified interest rate. Industry standards exist for placing value on reserves and the common practice is to pay PW18 or higher, before interest and taxes for proved producing properties and some higher PW rate yet for riskier, proved non-producing or unproved reserves. In evaluating Commonwealth's reserves, Empire used PW18 for proved reserves and PW25 for unproved reserves. The unproved reserve volumes were reduced by 50%, before being discounted, to allow for risk. Using these discounts, Empire estimated that Commonwealth's reserves had a value of approximately $5.08MM ($2.06MM proved reserves and $3.02MM unproved reserves). The proved reserves consisted of oil and gas properties located in Oklahoma (406,300 barrels of oil) and Texas (1,979,000 MCF of gas in Parker and Coleman Counties). The unproved reserves consisted of oil and gas properties located in Oklahoma (110,500 barrels of oil) and Texas (13,750,000 MCF of gas in Leon, Parker and Coleman Counties). A constant price of $24.00 per barrel was used to calculate the oil reserves and a constant price of $4.00/MCF was used to calculate the natural gas reserves.

     Empire did not assign a specific value to Commonwealth's Wyoming leases but did give consideration to the land costs and development potential provided by Commonwealth's familiarity and knowledge of the properties and geology in the region. When evaluating the asset value of Commonwealth's working interest in the Alberta gas operations, Empire relied solely on the projected monthly cash flow of $7,500. Empire primarily relied upon review of the reports that Commonwealth provided and in verbal discussions with Commonwealth and their operating consultants regarding production and development potential of their properties.

     When Empire management initiated their preliminary evaluation of Commonwealth, they assigned an estimated value of $10,000,000 to Commonwealth's reserves, production and operations. This preliminary value was used to negotiate a share exchange ratio with the management of Commonwealth. The actual purchase price of the transaction is based on the trading price of Empire's stock. Based upon Commonwealth's estimated 32,000,000 outstanding shares, Empire calculated an underlying price of approximately $.32 per share ($10,000,000/32,000,000 shares). Further, Empire valued its shares for the transaction at $2.00 per share because of the stock's trading price at the time that negotiations began and factored in the stocks volatility and liquidity (Empire stock was trading between $1.87 and $2.75 during the month of August
2000). Based on these values per share, Empire determined that the conversion ratio upon the exchange should be six Commonwealth shares for each share of Empire stock issued in connection with the acquisition (dividing the $.32 per share of Commonwealth into $2.00 per share of Empire to come up with the 6 to 1 ratio). This equation was viewed to be both logical and appropriate because of its focus on the fundamentals of the transaction, allowing a possible premium on the Commonwealth shares and providing for the development potential on their properties. Empire's Board of Directors and management believe that the 6 to 1 exchange ratio (Commonwealth shares to Empire shares) is a fair financial transaction to the Empire shareholders. Commonwealth accepted Empire's initial proposal of the 6 to 1 ratio. The negotiation between the two companies primarily focused on the conditions precedent to the transaction's closing (i.e. Empire share trading price, Empire's working capital as of the closing date and Empire's hydrocarbon production levels).

         The Empire Board of Directors also considered several possible negative factors related to the transaction, including:

     1)   the possible collapse of oil and natural gas prices,

     2) whether Commonwealth's current technical professionals, which consist of external paid consultants including geologists and engineers (not Commonwealth employees), were in fact available, willing and able to adequately and efficiently continue to support any operations that Empire would assume vis a vis the acquisition,

     3) Empire's ability to effectively take on the operations required to manage such a large portfolio of projects and,

     4) the ability of Empire to raise sufficient funds to develop these properties.

     The purchase price for Commonwealth is substantially higher than we or any other party would typically pay to purchase only the proved reserves of Commonwealth. We have committed to pay this higher value because of our experienced management team and the unproved reserve potential of the Commonwealth properties, particularly the Leon County, Texas property. In analyzing these unproved reserves, we reviewed the drilling and production history of similar geologic zones on properties in the area. In particular, we observed that since 1996, over 170 new wells with as much as 1 TCF of reserves have been drilled and completed in Freestone, Leon and Robertson counties. The most concentrated drilling has been by Anadarko Petroleum in its Dew-Mimms Creak area of southern Freestone County. By October 2000, Anadarko had drilled at least 160 wells in this area, was producing over 175 MMcfd of gas and had 20 rigs active at new locations.

     The ultimate value that we may realize from the unproved reserves attributable to the Leon County property is very speculative and the actual reserves discovered and produced could be substantially less than we have estimated. Estimates of probable and possible oil and gas reserves are highly speculative and subject to numerous risks and uncertainties. You should be aware of the substantial risks involved in acquiring probable and possible reserves in amounts of this magnitude and realize that this acquisition could result in substantial losses and possibly liquidity problems to us in the future if the expected reserves are not developed, if the costs of developing these reserves significantly exceed our present estimates or if oil and gas prices fall significantly below the projections we have made for the future.

Upon review and consideration of the possible negative factors, Empire's Board of Directors still believes that the Acquisition of Commonwealth based on the proposed structure is fair from a financial point of view to the Empire shareholders.

Purposes of the transaction and plans or proposals.

     Empire's Board of Directors is proposing approval of the Merger Agreement by Empire Shareholders to acquire Commonwealth because management believes that the combination of Empire and Commonwealth will be beneficial to Empire Shareholders as the combined company will have a larger asset base, better access to capital financing and better cash flow than Empire alone.

     The board believes that the acquisition will provide the Company with valuable oil and gas properties in a cost effective manner particularly in light of recent trends in wholesale oil and gas prices. In addition, the board believes that the merged company will have better access to capital financing in order to explore for and develop oil and gas reserves held by both companies.

     Empire has been actively seeking potential acquisition or merger candidates and has held preliminary discussions with several companies. In the Board of Directors and management's opinion, the acquisition of Commonwealth proposed herein represents the most cost efficient transaction providing Empire with significant new oil and gas properties with development potential. Empire is not currently engaged in any discussions with other potential acquisition or merger candidates however the Company will continue to seek potential acquisition or merger candidates meeting its criteria.

     Empire plans to retain the Commonwealth shares that it will receive in the acquisition and continue Commonwealth's existing operations.

Reports, opinions, appraisals and negotiations.

     Empire management discussed and considered engaging an independent firm to render a fairness opinion and discussed such with the board of directors. Management concluded that an independent fairness opinion was unnecessary for the following reasons: 1) The assets of the company being acquired consisted almost entirely of oil and gas leases, the most valuable of which had recent engineering reports. 2) Management felt such reports in themselves gave the Company an independent valuation of the assets similar to what would be expected from an independent fairness opinion. 3) Liabilities of the target company could be obtained from recent audited and unaudited financial statements and would be the same information used by anyone preparing a fairness opinion. 4) The fairness opinion obtained by Commonwealth was made available to Empire's management. 5) The board of directors felt that Empire's management possessed sufficient skills and experience to calculate a fair exchange ratio for shares that would be issued for these to Commonwealth shareholders and, 6) In addition to the above reasons, management believed that a fairness opinion would not differ from the independent reserve analyses and valuation that the Company already possessed and therefore would not be a prudent use of company funds.

Past contacts, transactions, negotiations and agreements.

     In November and December 2000, Empire acquired a 44.6% working interest in approximately 704 acres of oil and gas properties in Leon County, Texas, primarily from Trend Capital Corporation ("Trend"). The total consideration paid was 1,784,000 shares of Empire Class A Common Stock with a fair value of approximately $2,063,000. One of Trend's principals is Lorne Torhjelm, who is the current chairman of Commonwealth and who is proposed to be appointed to the Empire board upon the closing of the Acquisition. Empire learned of the Leon County oil and gas properties through its due diligence performed while it was considering Commonwealth as a potential merger/acquisition candidate. As of December 31, 2000, the acquired properties were not generating revenues.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     No Empire director, officer or other member of management has any interest (material or immaterial), direct or indirect, in the transaction other than as an Empire shareholder.

     To the knowledge of the directors and senior officers of Empire, no person, firm or corporation beneficially owns, directly or indirectly, or exercised control or direction over voting securities carrying more than 5% of the voting rights attached to any class of voting securities of Empire except as set out in the table below:

--------------------------------------------------------------------------------
 Title of Class                                 Amount of
                     More than 5% owners        Nature of           Percentage
                                                                         of
                     Name of Beneficial        Beneficial Ownership    Class
                     Owner
--------------------------------------------------------------------------------

   Common Stock      Peterson & Sons Holding        3,975,875           26.8%
                              Company
                       7500 College Blvd.,
                           Suite 1215
                     Overland Park, KS 66210

                      Owen Enterprises, LLC           833,090            5.6%
                     11011 King St, Suite 260
                     Overland Park, KS 66210

                       Trend Capital Corp           1,220,000            8.2%
                      2383 King George Hwy
                     White Rock, BC, Canada

--------------------------------------------------------------------------------

     The members of the Board of Directors and executive officers of Empire are the beneficial owners of Empire common stock as shown in the table below:


Title of Class          Board Members         Amount of       Percent of class
                                              nature of
                     Name of beneficial       beneficial
                           owner              ownership
--------------       ------------------       ---------       ----------------

Class A Common       Norman L. Peterson        415,000             2.8%
Stock                Director, CEO

Class A Common       Bryan S. Ferguson,         32,800             0.2%
Stock                President

Class A Common       John Garrison,             52,500             0.4%
Stock                Director

Class A Common       John R. Dixon,             72,500             0.5%
Stock                Director

Class A Common       Elliott M. Kaplan,         27,500             0.2%
Stock                Director

Class A Common       John L. Hersma,           190,000             1.3%
Stock                Director


     The members of the board of directors and executive officers of Empire cumulatively are the beneficial owners of Empire common stock shown in the table below:


   Title of Class    Name of beneficial        Amount of        Percent of class
                           owner          nature of beneficial
                                               ownership
   --------------    ------------------   --------------------  ----------------

   Common Stock        Management and           790,300               5.4%
                       directors, as
                       a group


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


TERMS OF THE TRANSACTION

Material Terms

Brief description of the transaction.

     The principal terms of the transaction provide that at the effective time of the merger (anticipated to occur on May 31, 2001) all Commonwealth shareholders will be deemed to have exchanged their Commonwealth Common Shares on a six-for-one basis for Empire Class A Common Shares. Note, each Commonwealth shareholder has the right to elect to receive one share of Empire Class B Redeemable Voting Common Stock and one share of Empire Exchangeco Common Stock (the "Exchangeable Shares") in lieu of receiving Empire Class A shares. Empire Exchangeco, a wholly owned Canadian subsidiary of Empire, will be formed to serve as a holding company for Empire's Canadian shareholders that were former shareholders of Commonwealth. The Exchangeable Shares will be exchangeable at any time chosen by the holder into publicly traded Class A Common Shares of Empire ("Empire Common Shares") on a one-for-one basis. Commonwealth Shareholders will be issued the Empire Class B Redeemable Common Voting shares (the "Empire Voting Shares") so that Commonwealth Shareholders will have voting rights equivalent to Empire Common Shares until they elect to exchange Exchangeable Shares for Empire Class A Common Shares. As of April 27, 2001 Commonwealth has 34,578,544 of Commonwealth Common Shares outstanding which will be exchanged on a six-to-one basis for Empire Common Shares. In addition, Commonwealth has warrants and options outstanding that will be exchanged for 983,849 warrants or options to purchase Empire Class A Common Shares with exercise prices ranging from US$.80 to US$1.80. Commonwealth Option Holders and Commonwealth Warrant Holders will receive options and warrants in Empire, appropriately adjusted as to number and exercise price (herein "Replacement Option" and "Replacement Warrants").

     At the conclusion of the transaction, subject to approval of Empire shareholders and certain business conditions (U.S.$1.20 minimum Empire Common Share trading price, minimum working capital and hydrocarbon production for Empire), Commonwealth will become a controlled subsidiary of Empire, to be renamed Empire Energy Canada Ltd. Commonwealth Shareholders would hold, upon exchange of their Exchangeable Shares, approximately 32% of the 20.9 million Empire Common Shares anticipated to be then outstanding (assuming all replacement options and warrants are exercised). Note: ALL three items must be approved for any of the items to be approved.

Commonwealth Securityholders' Approvals

     The transaction and Plan of Arrangement were approved by the requisite majority of Commonwealth's shareholders and security holders at Commonwealth's special shareholder meeting held on February 12, 2001.

Canadian Court Approval

     Commonwealth applied for and received the Final Order from the Queen's Bench of Alberta on February 14, 2001. In contemplating issuing the Final Order, it should be noted that the court passed upon the fairness of the transaction, was advised of the fact that Empire and Commonwealth were relying on the hearing as the basis for exemption from registration under the 1933 Securities Act; and each person that will receive Empire shares in the transaction had the right to appear at and received actual notice of the final court hearing. The final order is not effective until filed with the Director appointed under the CBCA and the Final Order will only be filed when all other conditions to closing have been met. Any security holder or creditor of Commonwealth has the right to appear at such hearing, be heard and present evidence if such person is of the view that his or her interests are prejudiced by the transaction.

Timing

     It is anticipated that the closing of the transaction will occur in May 2001; however, it is possible that closing may be delayed later than this date if conditions to closing cannot be timely met in which event Empire will, in consultation with Commonwealth, make a joint announcement updating the status of the transaction.

Consideration offered to security holders.

     The Commonwealth shareholders are entitled to receive one share of Empire Class A Common Shares for every six shares of Commonwealth. In lieu of receiving Empire Class A Common Shares, each Commonwealth shareholder may elect to receive one share of Empire Exchangeco Common Stock and one share of Empire Class B Redeemable Voting Common Stock for every six shares of Commonwealth. The Empire Class A Common Shares to be issued to Commonwealth shareholders are exempt from registration under Section 3(a)(10) of the Securities Act of 1933. A court order was issued on February 14, 2001 that constitutes the basis for the exemption to apply to the Empire shares that are to be issued to the Commonwealth shareholders in exchange for their Commonwealth shares. With respect to the application of Section 3(a)(10), it is observed that:

     a) The Court of Queen's Bench of Alberta passed upon the fairness of the transaction;

     b) The Court was advised prior to the hearing that Commonwealth and Empire were relying on the hearing as a basis for exemption from registration under the 1933 Act under Section 3(a)(10); and

     c) Each person to whom securities will be issued under the Arrangement had the right to appear at and received actual notice of the final court hearing (details of which are in the Commonwealth proxy materials).

The Class B Redeemable Voting Common Shares and Exchangeco Shares

     The Class B Redeemable Voting Common Stock shall not be entitled to dividend rights. The shares are exchangeable on a one-for-one basis for Empire Class A Common Stock. However, because each share of Class B Redeemable Voting Common Stock is paired to a share of Exchangeable Stock the holder must also tender one Exchangeable Share in order to be able to exchange a share of Class B Redeemable Voting Common Stock for a share Class A Common Stock. A sinking fund has not been established in connection with the Class B Redeemable Voting Common Stock. The Class B shares are entitled to one vote per share for each share held at all meetings of stockholders. The Class B shares shall vote together with the Class A shares as a single class. There is no cumulative voting. The Class B shares are not entitled to receive any assets of the corporation upon the dissolution or liquidation except for their par value. The Class B shares do not possess pre-emption rights. The Class B shares are subject to transfer restrictions. The shares may not be transferred to a third party. A Class B share can only be "put" to Empire in exchange for one share in Empire. However, as noted above, the holder must also "put" an equal number of Exchangeable Shares to Empire. The Class B shares do not contain any limiting provisions with respect to significant shareholders.

     The rights of the holders can only be modified by a vote of a majority of the shares outstanding. No preferred shares are being issued. The rights of holders of the Class B shares are "paired" to a class of Exchangeable Shares in Empire Exchangeco. It is anticipated that Empire Exchangeco will be a wholly-owned Canadian subsidiary that will serve as a holding company for the Commonwealth operations. The Exchangeable Shares are entitled to dividends. A dividend must be declared on the Exchangeable Shares to the extent that a dividend is declared on the Class A Common Shares. A sinking fund has not been established in connection with the Exchangeable Shares. The Exchangeable Shares are not entitled to vote. The Exchangeable Shares provide rights for the holder to participate equally with the Class A Common Shareholders in the event of dissolution or liquidation. In order to protect this right, the Exchangeable Shares contain provisions requiring the creation of a Trust in the event of Empire's dissolution or liquidation. The Exchangeable Shares do not possess pre-emption rights. The Exchangeable Shares are "paired" to the Class B Redeemable Voting Common Shares and are subject to identical transfer restrictions. A holder may only "put" an Exchangeable Share (along with a Class B Redeemable Voting Common Share) to Empire in exchange for one share of Class A Common Stock. The Exchangeable Shares do not contain any limiting provisions with respect to significant shareholders.

     The Empire Class B Redeemable Voting Common Shares will not be registered under the Securities Act of 1933, and therefore will not be freely tradeable. In addition, the shares contain transfer restrictions that only allow the holder to "put" the shares back to Empire in exchange for Empire Class A Common Shares or for Empire to "call" the shares in exchange for Empire Class A Common Shares or for the cash equivalent of that day's current trading price.

Replacement Options and Warrants

     The Empire Class A Common Shares underlying the replacement options and warrants issued to Commonwealth securityholders will not be registered securities under the Securities Act of 1933. Holders will need to register such securities or have a valid exemption under the Securities Act of 1933 in order to effect transfers.

Explanation of any material differences in the rights of security holders as a result of the transaction

     The rights of the Empire shareholders will be identical in all material respects before and after the acquisition transaction.

Accounting treatment of the transaction

     The transaction will be treated for financial accounting and reporting purposes as a purchase of Commonwealth by Empire.

Federal income tax consequences of the transaction

     The transaction has been structured so that it should not result in any taxable gain or loss to existing Empire shareholders.

Eligibility for listing or trading

     The Exchangeable Shares and Empire Class B Redeemable Voting Common Shares to be issued to the Commonwealth shareholders will not be registered under the Securities Act of 1933. The Empire Class A Common Shares issued in exchange for the Exchangeable Shares and Empire Class B Redeemable Voting Common Shares will be issued either (i) in reliance upon the exemption provided by Section 3(a)(10) of the 1933 Act or (ii) in reliance upon exemptions from registration provided by Regulation S or Rule 506 of Regulation D of the 1933 Act.

Section 3(a)(10):

     Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by a recognized court, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all Persons to whom such securities will be issued have the right to appear. The Court is authorized to conduct a hearing to determine the fairness of the terms and conditions of the Arrangement, including the proposed issuance of securities in exchange for other outstanding securities. The Court entered the Interim Order on January 8, 2001 and, the Final Order was issued on February 14, 2001.

     The Exchangeable Shares and Empire Class B Redeemable Voting Common Shares received in exchange for Commonwealth Common Shares in the Arrangement in reliance upon the exemption provided by Section 3(a)(10) will be freely transferable under United States federal securities laws, except for such shares held by persons who are deemed to be "affiliates" (as such term is defined under the 1933 Act see below) of Commonwealth prior to the Arrangement which may be resold by them only in transactions permitted by the resale provisions of Rule 145(d)(1), (2), or (3) promulgated under the 1933 Act or as otherwise permitted under the 1933 Act. In the event Empire Class A Common Shares are publicly listed, Rule 145(d)(1) generally provides that "affiliates" of Commonwealth may sell securities of Empire received in the Arrangement if such sale is effected pursuant to the volume, current public information and manner of sale limitations of Rule 144 promulgated under the 1933 Act, including Regulation S thereunder.

     Rule 144 limitations generally require that any sales in any 3 month period made by a securityholder who is subject to such limitations shall not exceed the greater of 1% of the outstanding shares of the securities being sold or the average weekly trading volume over the 4 calendar weeks preceding the placement of the sell order and that such sales be made in unsolicited, open market "brokers transactions". Rules 145(d)(2) and (3) generally provide that the foregoing limitations lapse for non-affiliates of Empire after a period of 1 or 2 years, respectively, depending upon whether certain currently available information continues to be available with respect to Empire. Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that control, are controlled by, or are under common control with, such issuer and may include certain officers and directors of such issuer as well as principal shareholders of such issuer. Under Rule 904 of Regulations S, persons who are not "affiliates" of Empire (or who are affiliates of Empire solely by virtue of holding a position as an officer or director of Empire) may sell Exchangeable Shares if no "directed selling efforts" (as defined in Rule 902 of Regulation S) are made by the seller or any of its affiliates or any person on their behalf, no offer is made to a person in the United States, and either (i) at the time the buy order is originated, the buyer is outside the United States, or the seller and any person acting on behalf of the seller reasonably believes the buyer is outside the United States, or (ii) the transaction is executed in, on or through the facility of a recognized Stock Exchange and neither the seller nor any person acting on behalf of the seller knows that the Transaction has been pre-arranged with a buyer in the United States. In the case of sales by a person who is an officer or director of Empire and is an affiliate of Empire solely by virtue of holding that position, no selling concession, fee or other remuneration may be paid in connection with the offer or sale other than the usual and customary broker's commission that would be received by a person executing the transaction as agent. Additional conditions apply to resales by persons who are affiliates of Empire other than by virtue of holding a position as an officer or director of Empire. There will be no listing of Exchangeable Shares or Empire Class B Redeemable Voting Common Shares upon completion of the Arrangement or in the foreseeable future.

     The Empire Class A Common Shares issued by Empire upon the exchange of the Exchangeable Shares, in accordance with the terms of the pairing agreement, will be issued in reliance upon the exchange exemption provided for in Section 3(a)(9) of the 1933 Act. Section 3(a)(9) exempts securities issued in exchange by the issuer with its existing securities holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The Empire Common Shares issued in exchange for the Exchangeable Shares should be freely transferable under United States federal securities laws, in the same manner and subject to the same limitations as the Exchangeable Shares and Empire Voting Shares.

Regulation S and Rule 506 of Regulation D:

     In the event that the issuance of Exchangeable Shares and Empire Class B Redeemable Voting Common Shares to Commonwealth Shareholders cannot be issued in reliance upon the exemption provided by Section 3(a)(10) of the 1933 Act, the Exchangeable Shares and the Empire Voting Shares will be issued (i) to non-U.S. persons outside the United States pursuant to an exemption from registration provided by Regulation S and (ii) to U.S. persons or persons in the United States in reliance upon an exemption from registration under Rule 506 of Regulation D under the 1933 Act, in such an event Commonwealth Shareholders shall be required to make certain representations and warranties in connection with the issuance of the Exchangeable Shares and the Empire Voting Shares . Exchangeable Shares and the Empire Voting Shares issued in reliance upon exemptions from registration under Regulation S and Rule 506 of Regulation D will not be freely tradable and may not be offered for sale, sold or otherwise transferred or assigned for value, directly or indirectly, unless registered under all applicable United States federal and state securities laws or in a transaction that complies with an applicable exemption from registration under the 1933 Act, such as that provided by Rule 144 or Rule 904, and other applicable securities laws. In general, under Rule 144 as currently in effect, a Commonwealth Common Shareholder who has beneficially owned the securities for at least one year and who is not an affiliate would be entitled to sell such securities, subject to the Rule 144 limitations described above.

     Empire Class A Common Shares are anticipated to be issued by Empire in exchange for the Exchangeable Shares in reliance upon the exchange exemption provided for in Section 3(a)(9) of the 1933 Act. Empire Class A Common Shares issued in exchange for the Exchangeable Shares in reliance upon Section 3(a)(9) should have the same restrictions on resale as were applicable to the Exchangeable Shares, described above, and have the same applicable holding period for the purposes of Rule 144.

     This summary is of a general nature only and is not intended to be, and is not to be construed as, securities resale advice to any particular Holder. Accordingly, each Holder is urged to consult the Holder's own professional advisors with respect to the particular tax and legal implications of the Arrangement to such Holder. Except as otherwise expressly stated, this summary does not take into account any provincial, state, "blue sky" territorial or foreign tax law or treaty.

Dividends.

     Neither Empire nor Commonwealth has paid dividends to date and Empire will not pay dividends in the foreseeable future. There is no restriction on Commonwealth's current or future ability to pay dividends.

Prior stock purchases.

     Neither Empire nor any of its directors and management have purchased any Commonwealth shares during the past two years.

Expenses.
---------

     Empire has incurred or expects to incur the following expenses in connection with the acquisition:

                  Legal fees                $10,000
                  Accounting fees           $15,000
                  Printing costs            $ 2,500
                  Filing fees               $ 1,450
                  Overnight services        $   375
                  Engineer fees             $ 3,600
                  Travel                    $ 1,550
                  Lodging                   $ 1,080
                  Miscellaneous             $   545

Interest in securities of the subject company.

Securities ownership.
---------------------

     Currently, neither Empire nor any of its board members or officers have any ownership (including beneficial) of Commonwealth shares.


SELECTED FINANCIAL DATA

Summary Financial Information of Empire (US$) (using United States generally accepted accounting principles)


Balance                 As of and       As of and      As of and     As of and       As of and      As of and
-------                for the 12      for the 12     for the 12     for the 12      for the 12     for the 12
Sheet                     mos.             mos.           mos.          mos.            mos.           mos.
-----                    ended            ended          ended         ended           ended          ended
                     Dec. 31, 2000    Dec. 31, 1999  Dec. 31, 1998  Dec 31, 1997    Dec. 31, 1996  Dec. 31, 1995
                     -------------    -------------  -------------  ------------    -------------  -------------


Working Capital        ($28,591)       $(354,979)       $4,195        $(50,703)      $(164,381)     $(285,458)
(deficit)

Long-term Assets      2,216,969           62,091           0              0               0              0

Total Assets          2,271,827          126,147         5,000            0             41,012           0

Long-term                  0                0              0              0               0              0
Obligations

Accumulated         (18,398,055)        (651,649)     (192,033)       (200,667)        (94,857)        (8,633)
Earnings Deficit

Shareholders'         2,188,378        $(292,888)        4,195         (50,703)       (164,381)      (285,458)
Equity (deficit)


Statement of
------------
Operations
----------

Revenue                 487,979           69,401           0              0               0              0

Net Income (Loss)      (384,911)        (843,682)       (8,634)        (37,368)         (8,860)        (6,001)
from continuing
operations

Net Income (Loss)         (0.03)           (0.08)        (0.01)          (0.02)          (0.01)         0.00
from continuing
operations per
share

Net Income (Loss)         (1.81)           (0.08)        (0.01)           0.06            0.08          (0.00)
per common share

Other
-----
information:
------------

Cash dividends              0                0              0               0              0              0
declared per
common share

Ratio of earnings         (48.8)           (11.0)          N/A             N/A            N/A            N/A
to fixed charges

Book value per             0.17            (0.03)        (0.00)          (0.03)          (0.13)         (0.23)
share


                                                       34



     The above summary financial information of Empire should be read in conjunction with the Annual Report to Shareholders on Form 10KSB/A for the year ended December 31, 2000 which is incorporated herein by reference. Copies of such reports are also available by contacting the Company.

Summary Financial Information of Commonwealth (Cdn.$)
(using Canadian generally accepted accounting principles)


                                                As of and          As of and        As of and           As of and
                                                for the 12         for the 12       for the 12          for the 12
                                                mos. ended         mos. ended       mos. ended          mos. ended
                                                 Dec. 31,           Dec. 31,         Dec. 31,            Dec. 31,
Balance Sheet                                      2000               1999             1998                1997
-------------                                   ----------         ----------       ----------          ----------

Working Capital (deficit)                       $(192,178)         $(360,636)       $ (216,704)        $   66,427

Long-term Assets                                5,710,124          4,670,911         4,486,380          3,776,037

Total Assets                                    5,964,968          4,801,703         4,694,523          4,108,477

Long-term Obligations                               0                  0                 0                  0

Accumulated Deficit                            (1,883,391)        (1,408,174)         (821,161)          (329,623)

Shareholders' Equity                            5,345,104          4,310,275         4,287,039          3,967,350


Statement of Operations
-----------------------

Revenue                                           406,998            146,148            41,973             35,158

Net   Income   (loss)   from    continuing       (475,217)          (587,013)         (491,538)          (100,301)
operations

Net   Income   (Loss)   from    continuing          (0.02)             (0.04)            (0.03)             (0.01)
operations per share

Net Income (Loss) per share                         (0.02)             (0.04)            (0.03)             (0.01)

Other information

Cash dividends declared per common share             0                  0                 0                   0

Ratio of earnings to fixed changes                  (13.7)             (11.1)            (19.9)              N/A

Book value per common share                          0.25               0.27              0.30               0.21


     Commonwealth was incorporated and began operations on December 14, 1997, and accordingly, the selected financial data represented above includes operations from that date forward. The above summary financial information of Commonwealth should be read in conjunction with the Audited Financial Statements

                                       35

of Commonwealth for the year ended December 31, 2000 appended to this proxy statement as Appendix B. In addition, refer to page 48 for more detailed discussion of the history and operations of Commonwealth.

Summary of Empire Pro Forma Financial Information

     Following is pro forma selected financial data which assumes the acquisition was completed as of December 31, 2000 for the balance sheet and January 1, 1999 with respect to the statement of operations:


 Balance Sheet Data                       Empire (Actual)    Empire (Pro Forma)
 ------------------                         December 31,        December 31,
                                               2000                2000
                 U.S.$
 ---------------------                    ---------------    ------------------

 Working Capital (deficit)                  $  (28,591)         $ (407,351)

 Long-term assets                            2,216,969           8,303,868

 Total assets                                2,271,827           8,529,471

 Long-term obligations                           0                   0

 Total stockholders equity                   2,188,378           7,780,713

 Book value per share                           0.17                0.42

Income Statement Data       Empire Actual Year      Pro Forma Year
                            Ended December 31,     Ended December 31,

         U.S. $                    2000                   2000
---------------------       ------------------     ------------------

Revenues                         $487,979               $760,668

Net loss from                    (384,911)            (2,073,840)
continuing operations

Loss per share from               (0.03)                 (0.11)
continuing operations

Other Data                 (Actual) year           (Pro Forma) year
----------                 ended December           ended December
                             31, 2000                  31, 2000
-------------------------  --------------           ---------------


Cash dividends per               $0                      $0
common share

Book value per share            $0.17                   $0.42

     The above summary pro forma financial information regarding Empire should be read in conjunction with the Unaudited Proforma Consolidated Condensed Financial Statements included in this Proxy Statement on page 10.

Incorporation by Reference of Information

     Certain information regarding Empire is incorporated herein by reference and is available by contacting Empire directly or through the website www.sec.com. Such information includes without limitation the following:

     -    Annual Report on Form 10KSB/A for the year ended December 31, 1999

     -    Quarterly Report on Form 10QSB/A for the 9 months ended September 30,
          2000.

     -    Quarterly Report on Form 10QSB/A for the 6 months ended June 30, 2000.

     -    Quarterly Report on Form 10QSB/A for the 3 months ended March 31,
          2000.

     -    Annual Report on Form 10KSB/A for the year ended December 31, 2000

     -    Report on Form 8-K/A (Omega acquisition).

     -    Report on Form 8-K/A (Talisman acquisition).

     -    Report on Form 8-K/A (One E Group acquisition).

     -    Report on Form 8-K/A (One E Group disposition).

     -    Report on Form 8-K/A (Bedsole acquisition).


POST-ACQUISITION INFORMATION ABOUT EMPIRE

Directors and Officers of Empire

     The following is brief description of the current and intended management and directors of Empire:


Name and Municipality of     Age            Position           Number of Empire
Residence                                                      Securities Owned
------------------------     ---     ------------------------  ----------------

Norman L. Peterson           61      CEO, Treasurer, Chairman       415,000
Overland Park, Kansas                      of the Board

Bryan S. Ferguson            38      President                       32,800
Lenexa, Kansas

John Garrison                48      Director                        52,500
Overland Park, Kansas

John R. Dixon                67      Director                        72,500
Overland Park, Kansas

Elliott M. Kaplan            49      Director                        27,500
Overland Park, Kansas

John L. Hersma               53      Director                       190,000
Overland Park, Kansas

Lorne Torhjelm               56      Director(to be appointed     1,628,888*
White Rock, BC                          pending transaction
                                             approval)

Sieg Deckert                 65      Director (to be appointed      889,871*
Grand Cayman, B.W.I.                     pending transaction
                                             approval)

* Estimated number assuming approval and completion of Merger.

     Norman L. Peterson has been Chief Executive Officer, Treasurer and Chairman of the Board of Directors of Empire since it began active operations in April of 1999. From 1974 to 1979, he was a senior officer, director and stockholder of the holding company that owned Platte Valley Bank and Trust Company as well as a director and shareholder of the bank. From 1988 to 1996, he was chairman and chief executive officer of Advanced Financial, Inc. a publicly held mortgage lending financial institution located in Shawnee, Kansas. From 1984 through December 2000, he was president of Peterson and Sons Holding Company, a privately held investment and financial consulting company and major shareholder of Empire. From the period 1996 to 1999, Mr. Peterson operated as an independent businessman performing consulting work for finance and banking related activities.

     Bryan Ferguson is President of Empire. He is a Registered Professional Geologist who received a Bachelor of Science Degree in Geology from Emporia State University in 1984. He has over 15 years of experience in prospect evaluation, prospect generation, assessment and management in the oil field and engineering consulting industry. He began his professional career as a well-site geologist based in western Colorado in the middle 80's and for a period of approximately 10 years served as a project manager in environmental engineering for IT Corporation, an engineering and consulting company. He left IT Corporation in 1999 to join the management of Empire. His work experience includes electric log interpretation, cuttings interpretation, geological and geophysical data interpretation, ranking and high-grading of prospects for formulation of exploration strategy, basin analysis, risk assessment, ultimate potential and economic analyses, seismic interpretation, basin modelling, stratigraphic trap modelling, evaluation of structural relief prospects, near-surface static and velocity problems, surface topographic interpretation, market analyses, research, economic evaluation, AFE preparation and, industry forecast modelling.

     John C. Garrison has been a director of Empire since April 1999. Mr. Garrison is a certified public accountant with over twenty-five years of experience in accounting, auditing and financial management. He served as corporate secretary, director and chief accounting officer of Infinity, Inc., a publicly traded oilfield service and oil and gas exploration and development company from April 1995 to August 1999. He is also a director of one other public traded energy company, Quest Resources, Inc. He is licensed to practice public accountancy in Kansas and Missouri and has been involved in an active practice since 1976. Mr. Garrison received a degree in business administration and accounting from Kansas State University.

     John R. Dixon has been a director of Empire since April 1999. He received a degree from the University of Kentucky in 1958 in electrical engineering. He has worked in the public utility industry and as a consultant to private industry regarding rate analysis, service-contract negotiations and related functions. He founded two consulting firms and served as director on several publicly traded companies. Mr. Dixon served as President of Synergy, Inc. from 1978 to 1982 and from 1982 to 1988 he served as CEO of HSD, Inc., an engineering holding company. Since 1988, Mr. Dixon has acted as a private consultant to three private clients of HSD, Inc. and as a consultant to the public corporation to whom HSD was sold.

     Elliot M. Kaplan has been a director of Empire since 1999. He is a practicing attorney and an officer and director of Daniels & Kaplan, P.C., Attorneys at Law where he has been employed since 1994. Mr. Kaplan received his Bachelor of Arts Degree from Antioch University in 1978 and received both Juris Doctor and Master of Business Administration degrees from Whittier College in 1982. Mr. Kaplan is a member of the American Bar Association, the Missouri Bar, and the District of Columbia Bar.

     John L. Hersma has been a director of Empire since 1999. A former Chief Operating Officer with AMSCO International, a healthcare equipment manufacturer, which was acquired by Steris, Inc. in 1996. Mr. Hersma has served in various sales, marketing and management capacities in the health care industry, retiring in July of 1996 to pursue personal business interests and investment strategies. Mr. Hersma graduated in 1968 with a degree in Business Administration and Marketing from Northern Illinois University.

     Lorne Torhjelm, age 56, is the President & CEO and a director of Commonwealth Energy Corp. He has served in these capacities since 1997. Mr. Torhjelm is also currently President of R.N.J. Ventures Ltd., a private real estate and financial investment corporation. Mr. Torhjelm was actively involved in real estate investing from July 1996 to the time that he joined Commonwealth in 1997. Mr. Torhjelm has over 30 years of experience in the oil and gas industry, and has served as a director of a number of public and private oil and natural gas companies. He most recently served as a director of Scimitar Hydrocarbons Corporation, a public oil and natural gas exploration and development company trading on the Alberta Stock Exchange (April 1995 to July
1996).

     Sieg Deckert, age 65, currently serves as a director of Commonwealth Energy Corp. He has served as a director for Commonwealth since September 1997. Mr. Deckert has been an independent businessman with various financial investments and land development activities since 1990. From July, 1980 to September, 1990, Mr. Deckert, was the founder and Chairman of Muffin Break Intl. Inc., a franchise chain of approximately 100 retail stores with operations throughout Canada, USA, Australia and New Zealand. Prior thereto, Mr. Deckert was the founder and President of the Tropic Sun Fruit and Nut Franchise chain which established 19 stores throughout Ontario prior to its sale in April, 1980.

Compensation of Empire Executives

     The only compensated member of Empire's management is Bryan Ferguson whose compensation is under $100,000 US per annum. Empire plans to retain the services of three Commonwealth executives for an aggregate salary not to exceed US$10,000 per month.

Impact on Benefits and Compensation of Empire Management

     The Acquisition will not impact Empire Management's employee benefits, compensation structure, etc.



Principal Holders of Empire Voting Securities after Acquisition
(assuming conversion of Exchangeable Shares but excluding options and warrants)

Name and Municipality of       Number of         % of Class           % of Class
Residence                      Securities   Prior to Acquisition   After Acquisition
---------------------------    ----------   --------------------   -----------------

Peterson & Sons Holding Co.     3,975,875           27%                  19.7%
Overland Park, Kansas

Owen Enterprises LLC              833,090            6%                   4.1%
Overland Park, KS

Lorne Torhjelm                  1,628,888           N/A                   8.0%
White Rock, BC

Sieg Deckert                      889,871           N/A                   4.4%
Vancouver, BC



OPTIONS AND WARRANTS TO PURCHASE EMPIRE COMMON SHARES

Existing Empire Options

                                                                                                    Expiration
            Name                     Status               Number           Exercise Price              Date
            ----                     ------               ------           --------------              ----
       Norm Peterson                Director               62,500              $0.60              March 23, 2004
         John Dixon                 Director               75,000              $0.60              March 23, 2004
        John Hersma                 Director               62,500              $0.60              March 23, 2004
       Elliot Kaplan                Director               62,500              $0.60              March 23, 2004
       John Garrison                Director               62,500              $0.60              March 23, 2004

    Owen Enterprises LLC       Former Consultant          450,000              $0.60              March 23, 2004
        Allen Reeves                Attorney              125,000              $1.00              August 9, 2002
        Karen Taylor               Consultant              50,000              $1.00              August 9, 2002
        Phil Snowden               Consultant             149,500              $1.00              August 9, 2002
        Clark Burns                Consultant             151,000              $1.00              August 9, 2002

         Ted Abele                 Consultant              19,000              $1.00              August 9, 2002
        Robert Kane                Consultant               4,000              $1.00              August 9, 2002
       Bryan Ferguson              President              240,000           $1.00/$2.50            June 30, 2005
       John Garrison               Consultant              75,000              $1.00              August 9, 2002
        Mike Cuniff                Consultant               8,000              $2.00             December 31, 2002
                                                    -------------------
                                                        1,596,500
                                                    ===================

                                                       41


Existing Empire Warrants

Name                               Status                  Number          Exercise Price        Expiration Date
----                               ------                  ------          --------------        ---------------
Torreon Holdings Inc.             Investor               11,000,000             $3.00               June, 2001


Replacement Options and Warrants (from Empire) US$ to Cdn$ (US1.00:1.50 Cdn.)


                                Status (with                               Exercise Price

Name                            Commonwealth)              Number              (US$)             Expiration Date
----                            ------------               ------            ----------          ---------------
Lorne Torhjelm                     Director                83,333              $0.80              Nov. 30, 2004
                                                           93,906              $1.20              Jan. 18, 2005


Robert Stewart                     Director                 8,444               $1.20             Dec. 21, 2003
                                                          100,000               $1.00             Oct. 23, 2005

Sieg Deckert                       Director                85,734               $1.20             Jan. 18, 2005

Doug Wolters                       Employee                16,666               $1.20             Dec. 21, 2003
                                                           16,666               $0.80             Nov. 30, 2004
                                                            8,333               $1.80            April 17, 2005

Gordon Bradford                    Director                41,667               $1.20             Jan. 18, 2005

Fred Chelstad                      Director                33,333               $1.20             Jan. 18, 2005
                                                  ----------------------
                                                          488,082
                                                  ======================

Note:

The above figures do not include an anticipated additional 540,000 Empire options to be granted to members of Commonwealth management who will become members of Empire management after the Acquisition.

Replacement Warrants


                                  Status (with                             Exercise Price
Name                              Commonwealth)            Number               (US$)            Expiration Date
----                              ------------             ------            ----------          ---------------

Sieg Deckert                       Director                50,000               $1.20              Jan., 2002
                                                           61,602               $1.20              July, 2001

Doug Wolters                       Employee                 7,083               $1.20              Jan., 2002

Abe Reimer                                                 41,666               $1.20              July, 2001

Others                                                      2,083               $1.20              July, 2001
                                                  ----------------------
                                                          162,434
                                                  ======================

                                                       42

Public and Insider Ownership

         Upon completion of the Acquisition the following is the estimated distribution of Empire Shares (excluding options/warrants).

                                                Number of Shares       %
                                                ----------------    ------


 Current Empire board members and management         790,300          3.9%


 Commonwealth Management joining Empire (Sieg      2,518,759         12.5%
 Deckert, Lorne Torhjelm)


 Public Shareholders                              16,866,761         83.6%

                                                ----------------    ------

                                                  20,175,820        100.0%

                                                ================    ======

Auditors, Transfer Agent

     The auditors of Empire are Sartain Fishbein & Co., Tulsa, Oklahoma. No change in auditors or transfer agent is anticipated upon completion of the Acquisition. The Transfer Agent of Empire is Interwest Transfer Company, Salt Lake City, Utah.

     The Company has invited its principal accountant, Sartain Fischbein & Company ("Sartain") to attend or otherwise participate in the Special Meeting and Sartain will have the opportunity to make a statement if it desires to do so. The Company anticipates that Sartain will be available to respond to appropriate questions raised at the meeting.

BUSINESS OF COMMONWEALTH

Overview

     Commonwealth is primarily engaged in the acquisition and exploration of petroleum and natural gas properties in the United States. Commonwealth was incorporated on December 14, 1997 and listed for trading on the Canadian Venture Exchange (formerly the Alberta Stock Exchange) in 1997. Commonwealth has two wholly owned subsidiaries, Blue Mountain Resources Inc. and Commonwealth Energy
(USA) Inc.

Properties

1.   Wyoming Properties

     The following are descriptions of Commonwealth's principal producing, exploration and development properties located in the State of Wyoming, USA. They are held by its wholly owned subsidiary Commonwealth Energy (USA) Inc.

(a)  7 Channel Sand Prospects, Powder River Basin, Weston County, Wyoming

     Commonwealth owns a group of 7 Prospects located in the Powder River Basin in Weston County, Wyoming. All of these Prospects are targeting the Fall River (Dakota) Formation and are referred to as the Channel Sand Prospects.

     Commonwealth purchased these 7 Prospects from a group of geologists in Wyoming who completed geological studies from which they derived there to be potential for economic hydrocarbons.

     Commonwealth has signed an exclusive 5-year agreement with Electro Seise Inc. of Fort Worth, Texas to employ their proprietary 3-D gravity/E geological survey technology in the Powder River Basin of Wyoming. They have completed their Airborne Survey on each of the above-mentioned Prospects. Two test wells were drilled unsuccessfully to test targets suggested by this survey.

(b)  Beacon Prospect, Wyoming

     Commonwealth has acquired a 100% interest in a 2,215.28 acre lease known as the Beacon Prospect in Converse County, Wyoming. The Prospect is located a few miles south of Douglas, Wyoming in T. 32 N., Rgs. 70-71 W. Commonwealth will retain a 25% working interest in this well and intends to farm out the balance.

     Detailed correlation of the Canyon Springs interval shows two separate sandstone units, with the upper sand completely pinching-out along the updip (south) edge of the Prospect area. The lower, more massive sand persists southward to the outcrop flanking LaBonte Anticline. A strong east-southeast plunging nose can be documented with subsurface control, and parallels other structural noses to the south associated with LaBonte Anticline. The upper Canyon Springs sand pinchout crosses this plunging nose, forming the trap area.


     Reservoir studies of other areas producing from the Canyon Springs sand confirm the presence of a very high quality reservoir, with porosities commonly exceeding 20% and permeabilities up to several hundred millidarcies. Secondary objectives with shows in the immediate area include Jurassic marine sands above the Canyon Springs, and the shallower Cretaceous Muddy, Dakota, and Lakota sandstones. A 2,600 foot test well will evaluate the section through the Canyon Springs sand objective. High gravity (40 degrees API) green oil is anticipated however there is no guarantee that we will discover oil or gas on this property.


(c)  The Seedy Draw Extension Prospect, Wyoming

     Commonwealth holds a 45% working interest in 3,304 (1,486 net) acres in the form of leases near the Giggs Thompson and Seedy Draw oil fields in the Weston and Niobrara Counties. The lands lie in Townships 40 and 41N, Ranges 63 and 64W in the Powder River Basin. In this area, regional stratigraphic dip is to the southwest. Three oil-bearing target zones have been encountered in this area. The Upper Cretaceous Turner Sandstone, and the Lower Cretaceous Muddy and Dakota reservoirs, have formed the principal prospects to date. These lands appear to lie over Dakota channel sands.

(d)  Double Dare Prospect (Powder River Basin, Wyoming)


     The prospect is located in the heart of the Powder River Basin, nine miles northeast of the Sand Dune field (discovered by Kerr McGee). This field has produced 30 Million Barrels of Oil.


     This new exploration prospect is in the evaluation stage.

2.   Texas Properties

     The following are descriptions of Commonwealth's principal producing, exploration and development properties located in the State of Texas, USA. They are held by its wholly owned subsidiary Commonwealth Energy (USA) Inc.

(a)  Bedsole Unit, Leon County, Texas

     Commonwealth is the operator of and holds a 50% Working Interest in the
703.96 acre Bedsole Unit located in Leon County, Texas.


     Commonwealth hired the engineering firm of William M. Cobb & Associates Inc., Worldwide Petroleum Consultants to do an Engineering and Economic study of the existing well bore on the property. The study completed on April 1, 2000 analyzed the Bossier Zone at a depth of 14,140 feet, the Cotton Valley Sand Zone at a depth of 12,738 feet, and the Travis Peak Zone at a depth of 9,370 feet. The results of the Engineering Study indicate net unproven probable recovery in excess of 12 Billion Cubic feet of Gas. This is the combined total in the three zones behind casing in the well based on a 160-acre spacing unit.

     In addition 3D Seismic as well as Electro-Seise Inc.'s airborne Gravity Seismic technology both indicate that there may be potential Pinnacle Reef drilling targets contained within the 704-acre Bedsole Unit. The Bedsole Unit lies on trend within 1.5 miles of two Reef discoveries. The Marshall A-1 discovery has to date produced 90 Billion Cubic feet of Gas in 15 years and continues to produce 10 Million Cubic feet of Gas per Day. The Poth Discovery has produced more than 60 Billion Cubic feet of Gas from 2 wells and current production is more than 20 Million Cubic feet of Gas per Day. Pinnacle Gas, a subsidiary of Western Gas Pipeline has a 20-inch pipeline within 3,000 feet of the Amerada Hess Bedsole #1 well (Bedsole #1 well).


(b)  Camp Colorado Prospect; Coleman County, Texas

     Commonwealth is the operator of and holds a 39% working interest in the Camp Colorado Prospect located in Coleman County, Texas.

     Coleman County is situated in north central Texas and lies on the Bend Arch. The Bend Arch is a region well known for its concentration of oil and gas fields. This prospect is in the northeast quarter of the county. Production in the immediate area is primarily gas.

     There are multiple target formations on the Prospect. The Duffer formation, Caddo Limestone formation and Marble Falls formation are 3 primary target zones. Wells in the area drilled to each of the Duffer and Marble Falls formations have produced in excess of 1 BCF of gas per well.

     Commonwealth has drilled 2 wells that are currently producing on the Prospect. The Warren / Thurmond #1 well was successfully drilled and completed in July 1999. The Warren / Thurmond #2 well was successfully drilled and completed in January / February 2000. Commonwealth is now putting together a further development program for this Prospect.

(c)  Old World Prospect, Parker County, Texas

     Commonwealth owns a 50% working interest in the 3,000 acre Old World Prospect located in Parker County, Texas.

     An independent engineering report dated April 9, 1999 by Thos D. Humphery Oil Properties, Inc. states that the 3,000 acre Old World field contains proven and unproven gas reserves. The proved developed producing gross reserves of the 6 (six) wells currently producing are 844,980,000 cubic feet of gas. Furthermore, the report states that there are an additional 716,361,000 cubic feet of gas in gross reserves behind pipe in these 6 (six) wells. In addition to these proven reserves, engineering opinions suggest the 3,000 acre prospect potentially contains additional undeveloped gas reserves.

3.   Oklahoma Properties

     The following are descriptions of Commonwealth's principal producing, exploration and development properties located in the State of Oklahoma. They are held by its wholly owned subsidiary Commonwealth Energy (USA) Inc.

(a)  Oklahoma Johnston & Tyler Leases

     Blue Mountain Resources Inc.; a wholly owned subsidiary of Commonwealth, holds a 50% working interest in Johnston and Tyler Lease (Contiguous), a 480 acre project located in Washington County, Oklahoma, near Bartlesville, Oklahoma. The Johnston Lease produces oil from the Wayside sand formation from four producing wells at a current of 155.41 bbls/mo. The Tyler Lease produces oil from the Wayside and Bartlesville Sand formations and is currently off-line. There are a total of 29 existing wells on the property. Current engineering reserve reports have been ordered but not yet received, as such, reserve values have not been included herein.

(b)  Spring Creek, Oklahoma

     Commonwealth holds a working interest in the Spring Creek field. At the moment, no drilling is being conducted on this site. However, in the future there may be further exploration conducted on this property.

Management Discussion & Analysis of Commonwealth

Financing Activities:

     Commonwealth raised $650,000.00 Cdn in two private placements in 1999 and 2000. The first was completed in July, 1999 raising $500,000.00 Cdn. The second was completed between December 1999 - March 2000 and raised $150,000.00 Cdn. The Company also raised $845,814.30 Cdn through the exercise of Warrants and Stock Options. In addition, $1,023,048.70 US was raised through the selling of working interests in 4 drilling projects completed between July 1999 and April 2000 in Wyoming and Texas.

     An approximate total of $1,730,000.00 US was utilized to finance the various purchasing, leasing, drilling, and completion activities of the Wyoming and Texas projects listed below. The following is a summary of the drilling and completion projects completed from January, 1999 to the present:


          (a) Camp Colorado Prospect (Coleman County, Texas): Warren/Thurmond #1 Well Drilled (July/August, 1999), Warren/Thurmond #2 Well Drilled (January/February, 2000); Both wells put onto production.

          (b)  Old World Prospect (Parker County, Texas): Acquired (March,
               1999), Byrd #1 Well Reentered and Completed (October, 1999); Currently producing.

          (c) Alkali Draw Prospect (Wyoming): F24-5 Beltch Well Drilled (September, 1999); Dry hole.



          (d)  Madren Draw Prospect (Wyoming): Driscoll 22-19 Well Drilled
               (April, 2000); Dry hole.

          (e)  Bedsole Unit (Leon County, Texas): Bedsole #1 Well Completion
               Operations (July, 2000 - Present). Currently under development.


Field Operations:

     Commonwealth made a natural gas discovery in Coleman County, Texas on the Prospect known as Camp Colorado. Management anticipates a development program for this 2,600 acre Prospect will be implemented in the next 12 months. Two successful wells have been drilled on this prospect, the Warren/Thurmond #1 and the Warren/Thurmond #2. They are each producing from two different formations.
The two formations where discoveries were made are known as the Caddo Limestone and the Duffer formations. Both formations exist in each well. The wells have been through an evaluation period and management has decided to open up the alternate zones in each of the wells and then proceed with an initial 3-well development drilling plan for the prospect. The estimated cost of this drilling plan is $400,000.00 US.

     The first step will be to treat the Warren/Thurmond #1 well to unload the water that has built up in the well preventing production of the natural gas.
Then, alternate zones will be opened in each well. Following this, the Company plans to drill 3 additional developmental wells on the property before further evaluating the potential of the field. Gas reserves attributed to the Caddo and the Duffer included 297,029 MCF proved, developed producing and 523,896 MCF proved, developed non-producing. Management intends to have an Engineering Field
Development study completed as the company goes forward with its development plan.

     Current Production Data:


     The following table shows the production for the month of February 2001 for the 2 wells on the Camp Colorado Project in Coleman County, Texas.



Well Name                Water Production (Barrels       Oil Production               Gas Production
                                 of Water)              (Barrels of Oil)        MCF (Thousand Cubic Feet)
------------------       -------------------------      ----------------        -------------------------

Warren/Thormond #1                 0                           0                Well is currently filled with
                                                                                water and needs treatment.

Warren/Thurmond #2               62.64                         0                          2,422



     The Bedsole #1 well on the Company's Bedsole Unit in Leon County, Texas is currently undergoing completion operations in the Cotton Valley formation. The estimated cost to complete the entire Cotton Valley zone is approximately $1 million US. A seismic study also suggests the potential of two possible Pinnacle
Reef targets on the Prospect. The Company will be completing an additional 3D
Seismic study and then will approach several larger oil and gas companies, offering them the opportunity to participate in drilling for the Pinnacle Reef gas targets. The cost to drill one Pinnacle Reef well is approximately $3 million US. Therefore, the Company may finance this project by inviting a larger oil and gas company to fully finance the drilling and completion of the well for a portion of the working interest.


                                       47

     A study will be completed on the 3,000 acre Old World Gas field in Parker County, Texas to determine the most efficient development program to ensure maximum recovery of the potential natural gas reserves (441,970 MCF proved, developed producing). Currently there is production from 6 wells. The results of the study will determine the necessary capital investment needed to maximize daily production from this field.


     The following table shows the production for the month of February 2001 for 8 wells on the Old World Project in Parker County, Texas.




 Well Name       Water Production     Gas Production MCF      Oil Production
                (Barrels of Water)   (Thousand Cubic Feet)   (Barrels of Oil)
------------    ------------------   ---------------------   ----------------

Byrd Unit #1           0                     588                     0

Ellis, A-2             0                   1,542                     0

Lester B#3             0                   2,546                     0

Leonard #1             0                     420                     0

Lester B#1             0                     145                     0

LS Byrd #2             0                       0                     0

Byrd #1                0                       0                     0

Ellis B-3              0                       0                     0

     Currently, there are 5 wells producing. The number of wells producing changes from month to month.

     Commonwealth's wholly owned subsidiary 638260 Alberta Inc. owns small Working Interests and Royalty Interests in a group of 740 proven producing oil and natural gas wells as well as several plant facilities and gas gathering facilities throughout Alberta, Canada. The majority of the wells are located in the Vermilion area of East Central Alberta. 90% of the 740 wells are designated as natural gas wells. The portfolio of oil and gas assets are fully managed by an intermediate operator, Signalta Resources Limited. Commonwealth purchased 638260 Alberta Inc. in December, 1999. The cash flow realized in 2000 from 638260 Alberta Inc. was $101,716.28 compared with monthly costs of approximately $1,000.00.

     In the Powder River Basin of Wyoming, Commonwealth owns ten Oil & Gas Prospects. They are as follows:

              1.       Seedy Draw            6.       West Hay Creek
              2.       Double Dare           7.       Hay Creek
              3.       Beacon                8.       Jim Creek
              4.       Alkali Draw           9.       West Fork
              5.       Madren Draw           10.      Lodgepole Creek

     Management of Commonwealth believes that a 10 well drilling program is necessary to evaluate the potential of further development programs on the 10 Wyoming Prospects listed above. The costs to drill on each of these Prospects vary according to the target formations depth. Drilling and Completion costs can range from $150,000.00 to $500,000.00 US per well.

     The estimated amount of capital that is needed to proceed with the development plans on the Camp Colorado and Bedsole Prospects in Texas is approximately $1,400,000.00 US. The estimated capital needed to properly assess the development potential of the 10 Wyoming Prospects is approximately $3 million US. Further studies are to be completed to evaluate the necessary capital investment necessary to extract the hydrocarbon reserves of the Company's Johnston & Tyler Lease in Oklahoma and the Old World Prospect in Texas.

Business of Empire

Introduction

     Empire Energy Corporation ("Empire") is a reporting company under the US 1934 Securities Act whose common shares trade on the OTC bulletin board under ticker symbol EECI.OB. The Company is headquartered in Overland Park, Kansas (Kansas City area). Empire was incorporated in November of 1983 in the state of Utah under the name Medivest, Inc. Medivest engaged in various business enterprises and eventually filed for protection under the bankruptcy laws. The Company emerged from bankruptcy and had its corporate charter reinstated in 1995 but remained inactive until 1999. At that time, Peterson & Sons Holding Company acquired control by purchasing a majority of the then outstanding shares of Empire from the majority shareholder. On May 17, 1999, the shareholders of Medivest approved a change of name from Medivest Inc. to Empire Energy Corporation and Empire commenced commercial activity in the oil and gas industry. Empire was initially financed through the issuance of convertible debentures (now converted) at $1.00 US per Empire share, raising $500,000 in 1999.

     The Company was subsequently reorganized with new management with the objective of accumulating oil and gas production and properties at a time when oil and gas prices were at 25-year lows. The primary prospect, at inception, was the opportunity presented in the country of Nicaragua. In the interim, the Company began participating in an exploration program in Tennessee and realized its first revenues from that program in late 1999. In November 2000, the Company acquired a working interest in a natural gas field in Texas. An overview of these projects as well as the Company's plan for growth is provided below.

     Empire is engaged in oil and natural gas exploration, development and production operations. Empire's operations primarily involve oil and gas exploration, development and production in the Cumberland Plateau Region of north-central Tennessee (Overton County). Empire is also expanding its operations into an international setting and has recently focused in the areas of Central America and Africa. Empire owns 51% of Industria Oklahoma-Nicaragua, S.A., a Nicaraguan company that has been legally, technically and financially qualified under Nicaragua's 1998 Hydrocarbon law. The Company is currently awaiting the opening of a licensing round by the country in which it anticipates that a hydrocarbon exploration concession will be granted. The licensing round refers to a bidding round required by Nicaraguan Hydrocarbon Law No. 286 whereby bid packages will be provided to qualified companies, bids prepared and returned and a possible bid award made in the form of an exploration concession. Empire has a 100% wholly-owned subsidiary named Omega International, Inc., which operates in the country of Ghana, West Africa. Operations in this subsidiary have been suspended pending economic and political difficulties in the West African sub-region.

     Empire's corporate strategy is to expand its domestic reserve base through acquisitions and additional exploration and developmental drilling under its existing oil and gas exploration program and to reinvest a substantial portion of the cash flow generated from its domestic operations to acquire or participate in international prospects that have the potential for larger petroleum reserves and greater revenues.

Exploration and Development Activities

Tennessee Exploration Program

     In the third quarter of 1999, Empire signed an agreement to participate in a Joint Venture Exploration Agreement with Pryor Oil Company of Parkville, Missouri where Empire has a 60% working interest. Pryor Oil, an unrelated entity whose Tennessee operations are based in Livingston, Tennessee, had been engaged in the evaluation of large areas of central Tennessee, where Overton County is located, to eastern Tennessee, where significant reserves of natural gas had been reported to have been discovered by others. Pryor planned to establish operations and explore for oil and gas in the north-central portion of the state and engaged Empire in a Participation Agreement to conduct the exploration program. In this program, Empire bears its share of the acquisition, drilling, extraction and production costs incurred and Pryor Oil is responsible for conducting and managing all drilling, production and marketing activities to exploit the prospects. To date, this arrangement has produced cash flows of $20,000 to $80,000 per month and provided a gross profit on the investment. This prospect is characterized by very shallow reserves (less than 2,000 feet), light sweet crude (41 gravity and low sulfur), and favorable, available leasing conditions. Since initiating this project in mid 1999, Empire has returned a profit on its investment and expects to continue as such over this long-term development project.

     The exploration program was developed under the concept of using technology-based criteria to search for and locate oil and gas producing reservoirs. Target reservoirs are all present in geologic formations that are no deeper than 2,000 feet below ground surface. Of the current producing oil wells in the program, oil production is from depths of 835 feet and 790 feet below ground surface.

     During the fiscal year ended December 31, 1999, domestic oil sales for Empire from Tennessee included production during the fourth quarter only. A new field discovery well was spud on September 9, 1999 and was brought onto production on October 5, 1999. Total production from the field during this period (fourth quarter, fiscal year 1999) was 6,577 barrels of oil. Total field production through 2000 was 43,856 barrels. Sales from the program are to Somerset Refinery, Inc., Somerset, Kentucky and represented 100% of Empire's consolidated oil revenues at this time.

     The program currently consists of the oil production and an estimated seven
(7) potential gas wells that are currently categorized as "dry hole oil wells". These seven gas wells have not been measured, are not currently producing and are shut-in awaiting a gas pipeline in which to sell the gas. There is no assurance or guarantee that the Company will be able to produce and sell gas from these wells. In November 1999, an offset well was drilled which encountered commercial quantities of gas but the well has been shut-in awaiting a market in which to sell the gas. The second producing oil well in the program was spud in fiscal year 2000 (January 25, 2000) and brought onto production on March 5, 2000. During the year 2000, the program drilled an estimated nine (9) wells with approximately 70% encountering commercial quantities of hydrocarbons. The production is characterized as a gas-driven, fractured porosity and, as such, quantitative volumetrics of hydrocarbons cannot be reliably estimated and thus cannot be categorized as proved reserves. Initial oil production data can be measured but due to the uncertainty of the nature and extent of the fractures in which the hydrocarbons reside, including the aerial extent, the total volume is unknown. To date, the three oil wells that have been placed onto production have produced 15,200, 14,900 and 15,500 barrels of oil respectively. In addition, the region has proven to be prolific in natural gas. Approximately 70% of the wells drilled encounter significant natural gas. The gas encountered is considered significant based on observations made in the field during drilling operations and is not based on actual measurements or calculations of pressure, flow and volume. The blow-down and re-pressure cycles observed during drilling are the basis for this observation and are in no way intended to be relied upon for ultimate production potential or to guarantee potential reserves or revenues. Although there are currently no gas pipelines in which the gas can be delivered to market, dialogue with pipeline companies was initiated in late 2000 with the anticipation that a market may be available in 2001 in which the gas reserves may be sold. The closest pipeline at the present time is located approximately four miles from the Company's gas reserves. The Company was advised in February 2001 that a 4" gas pipeline was being laid into the area that would provide a market for which the Company can sell its gas reserves. According to the pipeline company, Coastal Hydrocarbons, LLC, the pipeline system should be completed on or about June 1, 2001.

     In so far as additional drilling targets are present on existing leases that are held in the program, it is the desire to lease an extensive land block (32,000 acres) in a region located to the east of the current program drill sites. This acreage is believed to be host to deeper, more extensive formations. The premise for this belief is the fact that in the central part of the state, where the Company currently operates, the producing formations extend to approximately 2,000 feet deep. In the eastern portion of the state, these same formations appear at a depth of 5,000 feet and are producing hydrocarbons at higher rates. As such, the Company feels that the area in between will have deeper formations with higher production that warrants exploration. Operating costs to drill and produce on the acreage are expected to be higher however, as mentioned above, production of oil and gas is expected to be higher as well. Additionally, gas pipelines are present in the vicinity providing an immediate market in which to sell any production that is encountered.

     In 2000, Empire expended an estimated $192,000 in the program and realized revenues of approximately $488,000. The average cost to Empire to drill a producing well in this program was $42,000 including completion costs. Moreover, the dry hole costs averaged approximately $12,000 per well.

     The initial exploration activity has resulted in an improved exploration database and the program is actively engaged in a leasing and exploration program to expand activities and prospects in the region. Moreover, the operator is currently conducting an expanded seismic shoot in an effort to further understand the geology of the region using existing wells and existing production horizons as control points. Planned activities include the drilling of additional wells during the year 2001.

Nicaraguan Exploration Activities

     Empire has a 51% ownership in Industria Oklahoma-Nicaragua S.A., a company that has been technically, legally and financially qualified by the government of Nicaragua to conduct oil exploration under a new law (circa 1998) in that country. Industria Oklahoma-Nicaragua, S.A. along with Empire and other members of the consortium are actively pursuing the execution of a contract with the government of Nicaragua for a contract (oil and gas concession) allowing the firms the rights to explore on a substantial acreage block, never before explored in the Central American nation. In management's view, Nicaragua has not been adequately explored and data suggests that this land mass may be host to hydrocarbons. Evidence of the presence of hydrocarbons is provided by the first hand observation of the live oil seeps in the country as well as geological data provided from various sources including a two-series article appearing in the Oil and Gas Journal (February 7 and February 14, 2000 issues) that describe the geological conditions of the country and support the concept of the presence of hydrocarbons. Empire management has traveled to the country, representatives have met with officials and an ongoing dialogue between energy ministry officials and company representatives are continuing. It is anticipated that once the licensing round is officially opened by the government, the consortium will be granted a concession. Plans are being evaluated to joint venture with a moderate to large independent oil company to fully exploit this prospect. At this time, the Company has not identified a possible joint venture partner and does not have an executed agreement or letter of intent. There are four other oil companies and three individuals that own the balance of the 49% of Industria Oklahoma-Nicaragua S.A. not owned by Empire. Empire has been involved in and working towards this concession for a period of nearly two years.

Texas Natural Gas Prospect

     Empire acquired a 44.6% working interest in a 704-acre lease located in Leon County, Texas of which Commonwealth currently owns 50%. The Bedsole lease has one well, drilled by Amerada Hess to 16,300 feet deep, completed and logged. Seismic information suggests that there may be pinnacle reef structures present on the lease that could be host to hydrocarbons. Similar structures in the area have produced in excess of 30 BCF. A 20" gas pipeline is present within 3000 feet of the well. Empire will acquire an additional 50% working interest in the lease at the close of the Commonwealth transaction and will become the operator of the lease. It is anticipated that once Empire owns 94.6% or greater that the opportunity to do a farm-out for drilling the reefs will be increased significantly.

Empire does not have formal reserve reports on its properties and does not claim to have any "proven reserves".

Other Activities

     In February 2000, the Company acquired all of the outstanding common stock of Omega International, Inc. (Omega) for 560,000 shares of the Company's common stock. The transaction was accounted for as a purchase for financial accounting purposes. Omega is focused on business opportunities in Africa, primarily the purchase and resale of minerals in Ghana. Activities in this subsidiary have been suspended due to the depressed price of gold on the international market as well as the economic and political unrest in the West African sub-region. Messrs. Ferguson and Garrison received 20,000 Empire shares each as part of the transaction in that they sold their interests in Omega to Empire. Refer to Form 8-K/A filed with the SEC dated March 23, 2001 with respect to this transaction.

     In April 2000, the Company acquired substantially all of the assets of Talisman Marketing, Inc. for 562,150 shares of the Company's common stock. The objective of this acquisition was to build a "non-energy" business unit as well as to build the asset base of the Company. Subsequently, this activity lost key personnel and has been discontinued. Refer to Form 8-K filed with the SEC dated March 26, 2001 with respect to this transaction.

     In June 2000, the Company acquired a majority ownership interest in One E Group, Inc. in exchange for a total of 846,667 shares of the Company's common stock. The objective of this acquisition was an attempt to continue construction of the "non-energy" business unit. One E Group provides leading-edge technology solutions to companies seeking to broaden their market penetration via the Internet. Complementing these activities is the Company's ability to design and host web sites. In August 2000, One E Group lost the services of critical personnel and key proposed contracts and, as a result, the Company discontinued operations and liquidated equipment and assets in settlement of corporate liabilities. Subsequently, the Company sold its investment in One E Group and any claims the Company may have against the sellers to Peterson & Sons Holding Company in exchange for 750,000 shares of Empire common stock. Refer to Form 8-K filed with the SEC dated March 27, 2001 with respect to this transaction.

     The Company has discontinued any efforts to build a non-energy business and intends to focus entirely on oil and gas revenue production.

Material Agreements:

     Pryor Oil Co.: Participation Agreement - The agreement dated August 6, 1999 between Pryor Oil Co. and Empire provides for Empire to participate in the Tennessee drilling program on a 60% working interest basis. Empire has the option to participate on a well by well basis with no obligation to proceed, allowing it the opportunity to review technical data for each proposed well and/or completion.

     Industria Oklahoma-Nicaragua, S.A.: Participation Agreement - The agreement dated April 24, 1999 between Industria Oklahoma-Nicaragua, S.A. and Empire provides for Empire to fund approximately 67% of the costs through the first well estimated at US$1.5 million. As such, Empire has and will continue to fund all activities related to obtaining the concession and their proportionate share of drilling the first well.

     Mike Cunniff: Consulting Agreement - The agreement provides for Mr. Cunniff to provide consulting services related to market conditions, investor relations and public relations. The terms of the agreement are as follows: six-month term (September 2000 through February 2001), $1,500 per month fee, 2,000 options per month at an exercise price of $2.00 per share. In March 2001, this agreement was extended for one-year under similar terms.

     SHAREHOLDER VOTE ITEM NUMBER 2 - INCREASE NUMBER OF BOARD OF DIRECTORS
     ----------------------------------------------------------------------
FROM FIVE TO SEVEN
------------------

     The second item subject to shareholder vote is the amendment and restatement of Empire's Articles of Incorporation in order to expand the number of directors sitting on its board from five (5) to seven (7). No shareholder action is being taken with respect to electing directors in connection with the expansion of Empire's board. However, Messrs. Lorne Torheljm and Sieg Deckert will be appointed to Empire's Board of Directors in connection with the merger transaction for the interim period until Empire's next annual shareholder meeting. See "Directors and Officers of Empire" on page 43 for information regarding Messrs. Torheljm and Deckert. Please note, all of the items subject to shareholder vote must be approved for any of the items to be approved.

SHAREHOLDER VOTE ITEM NUMBER 3 - AUTHORIZATION AND ISSUANCE OF CLASS B
----------------------------------------------------------------------
REDEEMABLE VOTING COMMON SHARES
-------------------------------

     The third item subject to shareholder vote is the amendment and restatement of Empire's Articles of Incorporation to provide for the authorization and issuance of 6,750,000 shares of Class B Redeemable Voting Common Shares with a par value of $.0001. Please note, all of the items subject to shareholder vote must be approved for any of the items to be approved.

OTHER MEETING MATTERS

     The Management of Empire knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting. Should any other matters properly come before the Meeting, the shares represented by the Proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the proxy.

WHERE YOU CAN FIND MORE INFORMATION

     Empire files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the Free Edgar website at "http://www.freeedgar.com" and at the website maintained by the SEC at "http://www.sec.gov".

     The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in, or incorporated by reference in, this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company and its finances.

Empire SEC Filings                          Period
(File No. 1-10077)
---------------------------------           ----------------------------------

Annual Report on Form 10-KSB/A              Year ended December 31, 1999
Quarterly Report on Form 10-QSB/A           Quarter ended March 31, 2000
Quarterly Report on Form 10-QSB/A           Quarter ended June 30, 2000
Quarterly Report on Form 10-QSB/A           Quarter ended September 30, 2000
Annual Report on Form 10-KSB/A              Year ended December 31, 2000
Current Report on Form 8-K/A                Filed on May 10, 2001
Current Report on Form 8-K/A                Filed on May 10, 2001
Current Report on Form 8-K/A                Filed on May 10, 2001
Current Report on Form 8-K/A                Filed on May 10, 2001
Current Report on Form 8-K/A                Filed on May 10, 2001


     If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them by contacting Empire directly, or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement. Stockholders may obtain documents incorporate by reference in this proxy statement by requesting them in writing, by e-mail or by telephone from the appropriate party at the following address:

Empire Energy Corporation
7500 College Blvd.
Suite 1215
Overland Park, KS 66210
Attn: Corporate Secretary
Tel: (913) 469 - 5615
bryan@empireenergy.com

     You should rely only on the information contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide you with information that is different form what is contained in this proxy statement. This proxy statement is dated May 10, 2001.


                                  CERTIFICATES

The foregoing constitutes full, true and plain disclosure of all material facts relating to the securities of Empire assuming completion of the transactions described herein.

------------------------                    -------------------------
Norman Peterson                             Bryan Ferguson
Chief Executive Officer,                    President
Chief Financial Officer


------------------------                    -------------------------
John Garrison                               John Hersma
Director                                    Director


Dated May 10, 2001

                              Commonwealth Energy Corp.Commonwealth Energy Corp. Consolidated
                              Financial Statements
                              (Expressed in Canadian Dollars)
                              December 31, 1998December 31, 2000, 1999 and 1998

Contents









                                                                       Page
                                                                       ----

Auditors' Report                                                          1

Consolidated Balance Sheets                                               2

Consolidated Statements of Operations and Deficit                         3

Consolidated Statements of Cash Flows                                     4

Notes to the Consolidated Financial Statements                         5-16

Report of Independent Auditors


To the Shareholders of
Commonwealth Energy Corp.


We have audited the consolidated balance sheets of Commonwealth Energy Corp. as at December 31, 2000 and 1999 and the consolidated statements of operations and deficit and cash flows for the years ended December 31, 2000, 1999 and 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards for the years ended December 31, 2000, 1999 and 1998. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the company as at December 31, 2000 and 1999 and the results of its operations and its cash flows for the years ended December 31, 2000, 1999 and 1998 in accordance with Canadian generally accepted accounting principles.








                                                        /s/  GRANT THORNTON LLP
Vancouver, Canada                                       ------------------------
April 20, 2001                                          Chartered Accountants

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Consolidated Balance Sheets
(expressed in Canadian Dollars)
                                                  December 31       December 31
                                                         2000              1999
--------------------------------------------------------------------------------
Assets
Current
   Cash and cash equivalents                       $   30,419        $   54,147
   Short term investments                              67,478            14,433
   Receivables                                        153,236            59,795
   Prepaids                                             3,711             2,427
                                                   ----------        ----------

                                                      254,844           130,802
Property and equipment (Note 4)                     3,553,505         3,164,855
Unevaluated properties (Note 5)                     2,121,619         1,506,056
Investment in Comanche Energy, Inc. (Note 6)           35,000              --
                                                   ----------        ----------

                                                   $5,964,968        $4,801,713
                                                   ==========        ==========

--------------------------------------------------------------------------------

Liabilities
Current
   Payables and accruals                          $   255,865       $   322,785
   Advances from directors (Note 7)                   191,157           168,653
                                                  -----------       -----------

                                                      447,022           491,438
Future income taxes (Note 8)                          172,842              --
                                                  -----------       -----------

                                                      619,864           491,438
                                                  -----------       -----------
Shareholders' Equity
Capital stock (Note 9)                              6,994,764         5,723,950
Capital stock subscribed (Note 9)                     233,731              --
Share subscriptions receivable                           --              (5,501)
Deficit                                            (1,883,391)       (1,408,174)
                                                  -----------       -----------

                                                    5,345,104         4,310,275
                                                  -----------       -----------

                                                  $ 5,964,968       $ 4,801,713
                                                  ===========       ============

--------------------------------------------------------------------------------

Commitments (Note 12)












        See accompanying notes to the consolidated financial statements.


----------------------------------------------------------------------------------------------------

Commonwealth Energy Corp.
Consolidated Statements of Operations and Deficit
(expressed in Canadian Dollars)
                                                                Year            Year            Year
                                                               Ended           Ended           Ended
                                                         December 31     December 31     December 31
                                                                2000            1999            1998
----------------------------------------------------------------------------------------------------
Oil and gas activities
   Production revenues                                  $    406,998    $    146,148    $     41,973
                                                        ------------    ------------    ------------

Expenses
   Operating                                                 187,380         153,043          15,388
   General and administrative                                480,379         307,355         370,387
   Interest                                                   34,608          52,838          24,649
   Depletion and depreciation                                115,881         219,925         123,087
Write-down of investment in Comanche Energy, Inc.
   (Note 6)                                                   63,967            --              --
                                                        ------------    ------------    ------------

                                                             882,215         733,161         533,511
                                                        ------------    ------------    ------------

Net loss                                                $   (475,217)   $   (587,013)   $   (491,538)
                                                        ============    ============    ============

Loss per share                                          $      (0.02)   $      (0.04)          (0.03)
                                                        ============    ============    ============

Weighted average common shares outstanding                21,234,584      16,137,348      14,290,180
                                                        ============    ============    ============


----------------------------------------------------------------------------------------------------

Deficit, beginning of year                              $ (1,408,174)   $   (821,161)   $   (329,623)

Net loss                                                    (475,217)       (587,013)       (491,538)
                                                        ------------    ------------    ------------

Deficit, end of year                                    $ (1,883,391)   $ (1,408,174)   $   (821,161)
                                                        ============    ============    ============


----------------------------------------------------------------------------------------------------














                     See accompanying notes to the consolidated financial statements.

                                                                                                   3

---------------------------------------------------------------------------------------------------------------------------

Commonwealth Energy Corp.
Consolidated Statement of Cash Flows
(expressed in Canadian Dollars)
                                                                               Year                Year                Year
                                                                              Ended               Ended               Ended
                                                                        December 31         December 31         December 31
                                                                               2000                1999                1998
---------------------------------------------------------------------------------------------------------------------------

Cash derived from (applied to)

   Operating
     Net loss                                                           $  (475,217)        $  (587,013)        $  (491,538)
     Depletion and depreciation                                             115,881             219,925             123,087
     Write-down of investment in Comanche Energy, Inc.
       (Note 6)                                                              63,967                --                  --
     Amortization of reorganization costs                                      --                17,363              17,363
     Change in non-cash operating working capital (Note 10)                 (51,736)           (112,465)            182,745
                                                                        -----------         -----------         -----------

                                                                           (347,105)            462,190)            168,343)
                                                                        -----------         -----------         -----------
   Financing
     Issue of capital stock, net of issue costs                           1,001,315             474,499             766,711
     Capital stock subscribed                                               233,731                --                44,516
     Advances from directors                                                 21,504              21,881              85,869
     Cash assumed on acquisition of 638260 Alberta Inc.                         908                --                  --
                                                                        -----------         -----------         -----------

                                                                          1,257,458             496,380             897,096
                                                                        -----------         -----------         -----------
   Investing
     Property and equipment                                                (881,036)            (89,456)           (833,430)
     Prepaids and deferred charges                                             --                90,160              90,159
     Short term investments                                                 (53,045)            (14,433)               --
                                                                        -----------         -----------         -----------

                                                                           (934,081)            (13,729)           (743,271)
                                                                        -----------         -----------         -----------

Net (decrease) increase in cash                                             (23,728)             20,461             (14,518)

Cash and cash equivalents

   Beginning of year                                                         54,147              33,686              48,204
                                                                        -----------         -----------         -----------

   End of year                                                          $    30,419         $    54,147         $    33,686
                                                                        ===========         ===========         ===========

---------------------------------------------------------------------------------------------------------------------------

Supplementary cash flow information
   Interest paid                                                        $     1,929         $    25,654         $     1,932
Non-cash investing and financing transactions
   not included in cash flows
   Trade payables assumed by purchaser on sale of
     capital assets                                                     $   101,479         $      --                  --
   Capital assets acquired through the assumption of
     trade payables                                                     $      --           $   202,500         $      --
   Investment in Comanche Energy, Inc. acquired in
     exchange for capital assets (Note 6)                               $    98,967         $      --           $      --
   Capital stock issued to acquire 638260 Alberta Inc.
     less cash assumed (Note 3)                                         $   274,092         $      --           $      --
   Capital stock issued for settlement of payables                      $      --           $    23,250         $      --
   Capital stock issued to acquire resource property                    $      --           $   112,500         $      --
   Capital stock issued for share subscriptions                         $      --           $    50,017         $      --

---------------------------------------------------------------------------------------------------------------------------

                           See accompanying notes to the consolidated financial statements.

                                                                                                                          4

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

1.   Nature of operations and going concern

Commonwealth Energy Corp. is a junior petroleum and natural gas exploration and development company with interests in Wyoming, Texas and Oklahoma, U.S.A. and Alberta, Canada.

The company was incorporated under the laws of Alberta on December 14, 1987. On December 12, 1997, the company acquired 100% of the shares of Blue Mountain Resources Inc. and Commonwealth Energy (U.S.A.) Inc., both incorporated and carrying on petroleum and natural gas exploration and development in the United States. On January 1, 2000, the company acquired 100% of the shares of 638260 Alberta Ltd. carrying on petroleum and natural gas exploration and development in Alberta, Canada (Note 3).

These consolidated financial statements have been prepared on a going concern basis, which assumes the realization of assets and the settlement of liabilities in the normal course of business. The application of the going concern concept is dependent upon the company's ability to achieve future profitable operations and to generate sufficient cash flows to pay operating costs and for future exploration and development. Management is of the opinion that sufficient working capital will be obtained from operations, debt financing or share offerings to meet the company's liabilities and commitments as they come due.

--------------------------------------------------------------------------------

2.   Summary of significant accounting policies

Principles of consolidation

The consolidated financial statements include the accounts of the company and its wholly-owned subsidiaries, Blue Mountain Resources Inc., Commonwealth Energy (U.S.A.) Inc. and 638260 Alberta Ltd. The results of operations of these subsidiaries have been included from their date of acquisition and all material intercompany balances and transactions have been eliminated.

Use of estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

General principles

These consolidated financial statements are presented in Canadian dollars and are prepared in accordance with accounting principles generally accepted in Canada. The accounting principles used conform in all material respects to accounting principles generally accepted in the United States except as disclosed in Note 15.

Short term investments

Short term investments consist of interest bearing certificates of deposit carried at cost.

Other investments

The company accounts for investments in companies over which it does not exercise control or significant influence at their historic cost. Declines in the market value of such investments below historic cost are recognized when such declines are considered to be other than temporary.

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

2.   Summary of significant accounting policies (Continued)

Joint operations

Substantially all petroleum and natural gas activities are conducted jointly with others. These financial statements reflect only the company's proportionate interest in such activities.

Resource properties and equipment

Capitalized costs

The company uses the full cost method of accounting for petroleum and natural gas properties. Under this method, direct costs incident to the acquisition, exploration, and development of properties (both developed and undeveloped), including costs of abandoned leaseholds, lease rentals, unproductive wells, and well drilling and equipment costs, are capitalized. The company expenses all general corporate overhead and other internal cost not directly identified with acquisition, exploration and development activities.

Generally, no gains or losses are recognized on the sale or disposition of petroleum and natural gas properties, except for significant disposals for which a gain or loss is included in earnings. Income in connection with contractual services performed on wells in which the company has an economic interest is credited to petroleum and natural gas properties as a component of the full cost pool.

Depletion and depreciation

Depletion and depreciation of petroleum and natural gas properties and of well equipment is provided using the unit-of-production method based upon estimated proven reserves. The costs of unevaluated properties are excluded from costs subject to depletion but are evaluated regularly by management to ascertain whether an impairment has occurred. Exploratory dry holes are transferred to costs subject to depletion when it is determined that proven reserves are not economically producable for the lease. Geological and geophysical costs such as seismic surveys and library data which cannot be associated with the potential acquisition of specific properties are included in the amortization base as incurred. For depletion and depreciation purposes, relative volumes of petroleum and natural gas production and reserves are converted at the energy equivalent conversion rate to equivalent barrels of crude oil.

Future site restoration costs

Estimated future site restoration costs are provided for using the unit-of-production method and are included in the provision for depletion and amortization. Costs are estimated by the company based on current regulations, costs, technology and industry standards.

Ceiling test

In applying the full cost method, the company performs a ceiling test calculation whereby the carrying value of petroleum and natural gas properties is compared to estimated undiscounted future net cash flows from the production of proven reserves. Net cash flows are estimated using period end prices, less estimated royalties and operating expenses, estimated future general and administrative expenses, financing costs and income taxes. Should this comparison indicate that the carrying value exceeds future net cash flows, the excess is charged against earnings as additional depletion and depreciation.

--------------------------------------------------------------------------------


Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

2.   Summary of significant accounting policies (Continued)

Reorganization costs

Reorganization costs are being amortized on the straight line method over three years.

Foreign currency translation

Monetary assets and liabilities of the company's wholly-owned U.S.A. subsidiaries are translated into Canadian dollars at the year end rate of exchange, and non-monetary assets and liabilities at the exchange rates in effect at the time of acquisition or issue. Revenue and expenses are translated at the average rate of exchange for the year. Exchange gains or losses arising on translation are included in net income or loss for the period.

Stock options

The company has outstanding stock options as disclosed in Note 9. No compensation expense is recognized for this plan when shares or share options are issued to employees and directors. Any consideration paid by employees and directors on exercise of share options or purchase of shares is credited to share capital. If shares or share options are repurchased from employees and directors, the excess of the consideration paid over the carrying amount of the shares or share options cancelled is charged to the deficit.

Income taxes

Prior to 2000, the company followed the tax allocation method of accounting for income taxes, whereby differences between the provision for income taxes on the earnings or loss for accounting purposes and the income taxes currently payable or recoverable were shown as deferred income taxes. In 2000, the company has adopted the new accounting recommendations for income taxes issued by the Canadian Institute of Chartered Accountants, whereby future income tax assets and liabilities are computed based on differences between the carrying amount of assets and liabilities on the balance sheet and their corresponding tax values, using the enacted income tax rates at each balance sheet date. Future income tax assets also result from unused loss carry-forwards and other deductions. The carrying value of future income tax assets is reviewed annually and adjusted, if necessary, by use of a valuation allowance to reflect the estimated realizable amount.

The company has adopted this change in accounting policy retroactively. This adoption results in no changes to the financial statements of prior periods.

Loss per share

Per share data is computed by dividing net loss by the weighted average number of common shares outstanding during each period. A total of 9,865,370 shares issued in escrow (see Note 9), which are subject to return to treasury if specific cash flow targets are not met, are excluded from outstanding shares for this purpose until release conditions are met. Fully diluted per share amounts are not presented as the effect of the outstanding options and warrants is anti-dilutive.

Financial instruments

The company has various financial instruments including cash, short term investments, receivables, payables and accruals, and advances from directors. It was not practicable to determine the fair value of the advances from directors. The carrying values of all other financial instruments approximates their fair values.

--------------------------------------------------------------------------------


Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

3.   Acquisition

On January 1, 2000, the company acquired 638260 Alberta Ltd. in a share-for-share exchange where the company issued 1,375,000 of its common shares in exchange for all the issued and outstanding shares of 638260 Alberta Ltd. The acquisition has been accounted for by the purchase method with the company as the acquirer as follows:

Identifiable assets acquired at
 estimated fair market value
  Current assets                                                        $  8,869
  Petroleum and natural gas properties                                   439,504
                                                                        --------

                                                                         448,373
Less liabilities assumed:
  Current liabilities                                                        531
  Future income taxes                                                    172,842
                                                                        --------

Net assets acquired                                                     $275,000
                                                                        ========

Consideration
  1,375,000 common shares                                               $275,000
                                                                        ========

--------------------------------------------------------------------------------



4.   Property and equipment                             December 31           December 31           December 31
                                                               2000                  1999                  1998
                                                               ----                  ----                  ----

Petroleum and natural gas properties                     $4,258,465            $3,753,934            $3,630,547
Less:  accumulated depletion and depreciation               708,679               594,252               376,401
                                                         ----------            ----------            ----------

                                                          3,549,786             3,159,682             3,254,146
                                                         ----------            ----------            ----------

Office equipment                                             11,954                11,954                11,954
Less:  accumulated depreciation                               8,235                 6,781                 4,707
                                                         ----------            ----------            ----------

                                                              3,719                 5,173                 7,247
                                                         ----------            ----------            ----------

                                                         $3,553,505            $3,164,855            $3,261,393
                                                         ==========            ==========            ==========


The company has not included any direct or indirect internal costs in the cost of its petroleum and natural gas properties. All costs capitalized as petroleum and natural gas properties represent external, third party costs incurred.

Depreciation and depletion of petroleum and natural gas properties per equivalent barrel of crude oil production:

   December 31, 1998                                 $       47.73
   December 31, 1999                                 $       20.72
   December 31, 2000                                 $       19.99

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

5.   Unevaluated properties

The company owns unevaluated prospects in the states of Wyoming and Texas, U.S.A. Evaluation studies and exploration plans are intended to be put in place to assess each of the prospects with the goal being to bring as many of them to producing status. The associated costs have been excluded in computing depletion of the full cost pool.

Costs of unevaluated properties include:


                                Acquisition           Exploration          Development
Year Incurred                         Costs                 Costs                Costs                Total
-------------                         -----                 -----                -----                -----

1997                             $  506,728            $    2,557           $  341,247           $  850,532
1998                                 78,673                  --                295,782              374,455
1999                                 17,272                12,533              251,264              281,069
                                 ----------            ----------           ----------           ----------

At December 31, 1999                602,673                15,090              888,293            1,506,056
2000                                (25,057)                7,841              632,779              615,563
                                 ----------            ----------           ----------           ----------

At December 31, 2000             $  577,616            $   22,931           $1,521,072           $2,121,619
                                 ==========            ==========           ==========           ==========


The company has not included any direct or indirect internal costs in the costs of its unevaluated properties. All costs capitalized as unevaluated properties represent external, third party costs incurred.

The company will begin to deplete these costs when proven reserves are established or an impairment is determined. Management believes this assessment will occur in 24 to 36 months.

--------------------------------------------------------------------------------

6.   Investment in Comanche Energy, Inc.

On January 1, 2000, the company disposed of an undivided 25% interest in an oil and gas property located in Parker County, Texas. The consideration received for this disposition was 220,000 common shares of Comanche Energy, Inc. with a fair value of $98,967 on the date that the shares were acquired. The company's investment in Comanche Energy, Inc. represents approximately 0.05% of that company's issued and outstanding common shares.

During 2000, management concluded that there was a permanent impairment in the value of this investment and accordingly, has recorded a valuation adjustment of $63,967.

--------------------------------------------------------------------------------

7.   Advances from directors

Certain directors of the company have made cash advances for working capital. These advances are unsecured, bear interest at 18% per annum, and are due on demand.

--------------------------------------------------------------------------------


Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

8.   Future income taxes

Provision for income taxes
                                                         December 31          December 31           December 31
                                                               2000                  1999                  1998
                                                               ----                  ----                  ----


Loss before taxes                                         $(475,217)            $(587,013)            $(491,538)
                                                          ---------             ---------             ---------

Expected tax expense at combined federal and
   provincial rates of 44.62%                             $(212,041)            $(261,925)            $(219,324)
Increase (decrease) resulting from:
   Write-down of investment for accounting
     purposes                                                28,529                  --                    --
   Statutory rate differences                                20,018                17,367                14,542
   Increase in valuation allowance
    on future tax asset                                      98,566               244,558               204,782
   Other                                                     64,928                  --                    --
                                                          ---------             ---------             ---------

                                                          $     Nil             $     Nil             $     Nil
                                                          =========             =========             =========


Future income taxes consist of the following effects of temporary differences:

                                                   December 31    December 31
                                                          2000           1999
                                                          ----           ----

   Petroleum and natural gas properties           $   (587,842)   $  (311,000)
   Investment in excess of accounting value             29,000              -
   Non-capital loss carry forwards                   1,020,000        846,000
   Valuation adjustment                               (634,000)      (535,000)
                                                  ------------    -----------

                                                  $   (172,842)   $       Nil
                                                  ============    ===========

The future income tax liability balance relates to operations of the Canadian subsidiary.

The company has operating losses available for tax purposes that expire as follows:

   2001                                                           $     43,000
   2003                                                                 30,000
   2004                                                                 37,000
   2005                                                                325,000
   2006                                                                295,000
   2007                                                                431,000
   2011                                                                160,000
   2012                                                                536,000
   2018                                                                165,000
   2019                                                                378,000
   2020                                                                103,000
                                                                  ------------

                                                                  $  2,503,000
                                                                  ============

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

9.   Capital stock

Authorized:

The company is authorized to issue an unlimited number of voting common shares and an unlimited number of non-voting preferred shares, issuable in series, as may be determined by the directors of the company.

Issued:

   Common shares:
                                                                              Number of
                                                                                 Shares              Amount
                                                                                 ------              ------

   Balance, December 31, 1997                                                23,419,709         $ 4,296,973

   Private placement at $0.70                                                   760,459             532,321
   Exercise of stock options at $0.50                                           468,780             234,390
                                                                             ----------         -----------

   Balance, December 31, 1998                                                24,648,948           5,063,684

   Issued for settlement of payables at $0.38                                    61,184              23,250
   Exercise of stock options at $0.50                                            49,031              24,516
   Issued to SHA Stephens for the acquisition of property at $0.30              375,000             112,500
   Private placement at $0.20 per unit.  Each unit consists of one common share and one common share purchase warrant
     exercisable until July 29, 2001 at $0.30 per share                       2,500,000             500,000
                                                                             ----------          ----------

   Balance, December 31, 1999                                                27,634,163           5,723,950

   Issued for the acquisition of 638260 Alberta Inc.                          1,375,000             275,000
   Private placement at $0.20 per unit.  Each unit consists of one common share and one common share purchase warrant
     exercisable until March 14, 2002 at $0.30 per share                        750,000             150,000
   Exercise of stock options at $0.30                                           543,993             163,198
   Exercise of warrants at $0.30                                              2,275,388             682,616
                                                                             ----------          ----------

   Balance, December 31, 2000                                                32,578,544         $ 6,994,764
                                                                             ==========         ===========

   Preferred shares:

   No preferred shares have been issued.

Subscribed:

Subsequent to year end, the company issued 934,924 shares in consideration for the $233,731 received during 2000.

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

9.   Capital stock (Continued)

Stock options

The company has established a plan for granting stock options to officers, directors, employees and key consultants under a share option plan approved by the shareholders on September 25, 1997. At December 31, 2000, options covering 2,928,504 common shares were outstanding at varying exercise prices.


                        Options Outstanding                                            Options Exercisable
-------------------------------------------------------------------------------    -----------------------------

                                                      Average         Weighted                         Weighted
                                                    Remaining          Average                          Average
                                                  Contractual         Exercise                         Exercise
                                                         Life            Price           Number           Price
Number Outstanding                                 (In Years)        Per Share      Exercisable       Per Share
------------------                                 ----------        ---------      -----------       ---------

        600,000                                          3.91             0.20          600,000            0.20
        600,000                                          4.81             0.25          600,000            0.25
      1,678,504                                          3.69             0.30        1,678,504            0.30
         50,000                                          4.30             0.45           50,000            0.45
      ---------                                                                       ---------

      2,928,504                                                                       2,928,504
      =========                                                                       =========


Changes in the number of options outstanding during each of the three years ended December 31, 2000, 1999 and 1998 are:

                                                  December 31              December 31              December 31
                                                         2000                     1999                     1998
                                                         ----                     ----                     ----

        Balance, beginning of period                2,572,497                1,671,528              $ 2,140,308
        Exercised                                    (543,993)                 (49,031)                (468,780)
        Granted                                     2,177,841                1,200,000                     --
        Cancelled                                  (1,277,841)                 (50,000)                    --
        Expired                                          --                   (200,000)                    --
                                                   -----------              -----------              -----------

        Balance, end of period                      2,928,504                2,572,497              $ 1,671,528
                                                   -----------              -----------              -----------

Warrants

                                  Warrants Outstanding                                           Warrants Exercisable
-----------------------------------------------------------------------------------------    -----------------------------

                                                                Average         Weighted                         Weighted
                                                              Remaining          Average                          Average
                                                            Contractual         Exercise                         Exercise
                                                                   Life            Price           Number           Price
Number Outstanding                                           (In Years)        Per Share      Exercisable       Per Share
------------------                                           ----------        ---------      -----------       ---------

        224,612 warrants issued in a private placement
                in 1999                                            0.58             0.30          224,612            0.30
        750,000 warrants issued in a private placement
                in 2000                                            1.15             0.30          750,000            0.30
                                                                                                  -------
                                                                                                  974,612
                                                                                                  =======

                                                                                                                       12


--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

9.   Capital stock (Continued)

Changes in the number of warrants outstanding during each of the three years ended December 31, 2000, 1999 and 1998 are:

                                     December 31               December 31              December 31
                                            2000                      1999                     1998
                                            ----                      ----                     ----

Balance, beginning of period           2,500,000                      --                       --
Exercised                             (2,275,388)                     --                       --
Issued                                   750,000                 2,500,000                     --
Cancelled                                   --                        --                       --
Expired                                     --                        --                       --
                                      ----------                ----------               ----------

Balance, end of period                   974,612                 2,500,000                      Nil
                                      ==========                ==========               ==========


Escrow shares

As at December 31, 2000, a total of 9,865,370 common shares issued on the acquisition of Blue Mountain and Commonwealth U.S.A. to certain officers and directors are held in escrow. These common shares may be released from escrow on approval by the Canadian Venture Exchange ("CDNX"), on the basis of one common share for every $0.50 of cash flow realized by the company from its oil and gas properties. If not released from escrow by December 18, 2002, any shares remaining in escrow shall be cancelled, unless otherwise exempted by the CDNX.

--------------------------------------------------------------------------------

10.  Change in non-cash operating working capital     December 31               December 31               December 31
                                                             2000                      1999                      1998
                                                             ----                      ----                      ----

Receivables                                             $ (84,480)                $ (19,476)                $  12,379
Prepaids                                                   (1,284)                     (655)                   (1,772)
Payables and accruals                                      34,028                   (92,334)                  172,138
                                                        ---------                 ---------                 ---------

                                                        $ (51,736)                $ 112,465)                $ 182,745
                                                        =========                 =========                 =========



---------------------------------------------------------------------------------------------------------------------


11.  Related party transactions

During the year, the company had the following transactions with related parties:

(a) Included in interest expense is interest paid to directors in the amount of $32,678 (1999: $27,184: 1998: $22,717).

(b) Incurred management fees of $Nil: (December 31, 1999: $Nil: December 31, 1998: $9,200) for services provided by the directors of the company.

(c)  Incurred salaries and benefits of $96,000: (December 31, 1999: $109,156:
     December 31, 1998: $104,606) for services provided by the directors of the company.

(d) Included in receivables are amounts due from directors in the amount of $7,968 (1999: $7,967: 1998: $32,810). Included in payables and accruals are amounts due to directors in the amount of $189,657 (December 31, 1999:
     $Nil: December 31, 1998: $Nil).

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

11.  Related party transactions (Continued)

   (e) In January, 2000, the company acquired from a director all issued and outstanding shares of 638260 Alberta Ltd., which owns petroleum and natural gas leases and land in the Vermillion area of East Central Alberta. The purchase price for the acquisition of $275,000 was satisfied by the issuance of 1,375,000 common shares of the company at a price of $0.20 per share which was an estimate of the fair value of the shares issued on the date of acquisition (Note 3).

       Subsequent to year end, the assets of 638260 Alberta Ltd. were sold for cash consideration of $325,000 to a company in which a director is an officer.

--------------------------------------------------------------------------------

12.  Commitments

During 1999, the company entered into an agreement with respect to investor relations consulting services for the company. The term of this agreement shall be for a period of one year, effective January 1, 2000, and can be renewed at the option of the company for a further six months. The company is required to pay $5,000 per month for a total of $60,000.

--------------------------------------------------------------------------------

13.  Subsequent event

Pursuant to a Share Exchange Agreement dated December 12, 2000, and subject to shareholder and regulatory approval, the company will become a wholly-owned subsidiary of Empire Energy Corporation ("Empire") a U.S. company trading on the OTC bulletin board. The acquisition of the company by Empire will be effected through a transaction referred to as a "paired" exchangeable share transaction. The exchangeable shares will automatically be exchanged for Empire common shares on or before December 31, 2007, and it is expected that this conversion will be completed well in advance of this date. Upon conversion of the exchangeable shares issued in this transaction, former Commonwealth shareholders will own 5,763,091 Empire common shares representing 30% of Empire's issued and outstanding common shares.

--------------------------------------------------------------------------------

14.  Segmented information

Commencing in 2000, the company operates in two geographical segments: Canada and the United States. The income and expenses for the prior years were attributable to one geographical segment, the United States. For the year ended and as at December 31, 2000, income and expenses, and assets were attributable to the following segments:

                                                         Canada                     U.S.A.                    Total
                                                         ------                     ------                    -----

        Revenue                                     $   154,146               $   252,852               $   406,998
        Operating expenses                              (13,800)                 (173,580)                 (187,380)
        Write-down of investment                           --                     (63,967)                  (63,967)
                                                    -----------               -----------               -----------

                                                    $   140,346               $    15,305                   155,651
                                                    ===========               ===========
        Corporate expenses                                                                                  630,868
                                                                                                        -----------

        Net loss                                                                                        $  (475,217)
                                                                                                        ===========

        Property and equipment                      $   434,329               $ 3,119,176               $ 3,553,505
        Unevaluated properties                             --                   2,121,619                 2,121,619
                                                    -----------               -----------               -----------

                                                    $   434,329               $ 5,240,795               $ 5,675,124
                                                    ===========               ===========               ===========


                                                                                                                 14


--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

15. Reconciliation between Canadian and United States generally accepted accounting principles

These consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles (GAAP), in Canada, which differ in some respects from GAAP in the United States. The material difference between the two is summarized below:

Under U.S. GAAP, the company would have calculated the gain or loss on foreign exchange in accordance with FAS 52 under which assets and liabilities are translated at the foreign exchange rate at the balance sheet date and the results of operations are translated at the average foreign exchange rate for the period. Under Canadian GAAP, the company converts the financial position and results of operations of its U.S. subsidiaries under the temporal method under which U.S. dollar property and equipment costs are translated to Canadian dollars at historical exchange rates. Also, under U.S. GAAP, the foreign exchange gain or loss recorded by the company from translation of foreign currency balances would have been presented as a component of shareholders equity instead of being included in net loss.

Also, under U.S. GAAP, SOP 98-5 requires reorganization costs to be expensed as incurred. Under Canadian GAAP, deferral and amortization of such costs is permissible.

The effect of the above differences in the carrying value of total assets, shareholders' equity, loss for the year and on the statement of cash flows are as follows:


                                                                    December 31          December 31          December 31
                                                                           2000                 1999                 1998
                                                                           ----                 ----                 ----
Total assets
   Canadian basis                                                   $ 5,964,968          $ 4,801,713          $ 4,686,173
   Add:Increase in net book value of the carrying
         value of petroleum and natural gas
         properties as a result of the application of
         FAS 52                                                         208,398               90,303              318,204
Deduct: Expense deferred reorganization costs in
             accordance with SOP 98-5                                      --                   --                (17,363)
             Increase in depletion as a result of the
             application of FAS 52                                       (4,168)              (1,806)              (6,364)
                                                                    -----------          -----------          -----------

   U.S. basis                                                       $ 6,169,198          $ 4,890,210          $ 4,980,650
                                                                    ===========          ===========          ===========


Shareholders' equity
   Canadian basis                                                   $ 5,345,105          $ 4,310,275          $ 4,287,039
   Add:Increase in shareholders' equity as a result
         of the application of FAS 52                                   208,398               90,303              318,204
Deduct: Expense deferred reorganization costs in
             accordance with SOP 98-5                                      --                   --                (17,363)
             Increase in depletion as a result of the
             application of FAS 52                                       (4,168)              (1,806)              (6,364)
                                                                    -----------          -----------          -----------

   U.S. basis                                                       $ 5,549,335          $ 4,398,772          $ 4,581,516
                                                                    ===========          ===========          ===========


                                                                                                                       15


--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

15. Reconciliation between Canadian and United States generally accepted accounting principles (Continued)

                                                                  December 31          December 31          December 31
                                                                         2000                 1999                 1998
                                                                         ----                 ----                 ----
Loss for the year
   Canadian basis                                                 $   475,217          $   587,013          $   491,538
   (Decrease) increase in loss as a result of the
     application of FAS 52                                             (9,630)              22,207               10,906
   Decrease in loss as a result of the application of
     SOP 98-5                                                            --                (17,363)             (17,363)
   Increase (decrease) in loss related to depletion
     adjustment                                                         2,362               (4,558)               5,988
                                                                  -----------          -----------          -----------

   U.S. basis                                                     $   467,949          $   587,299          $   491,069
                                                                  ===========          ===========          ===========


   Loss per share
     Canadian basis                                               $     (0.02)         $     (0.04)         $     (0.03)
                                                                  ===========          ===========          ===========


     U.S. basis                                                   $     (0.02)         $     (0.04)         $     (0.03)
                                                                  ===========          ===========          ===========

Consolidated statement of cash flows
   Cash derived from (applied to)
     Operating
       U.S. basis net loss                                        $  (467,949)         $  (587,299)         $  (491,069)
       U.S. basis foreign exchange                                     (9,630)              22,207               10,906
       U.S. basis depletion                                           118,243              215,367              129,075
       Write-down of investment in Comanche                            63,967                 --                   --
       Change in non-cash operating working capital
         balances                                                     (51,736)            (112,465)             182,745
                                                                  -----------          -----------          -----------

   Operating under Canadian and U.S. basis                        $  (347,105)         $  (462,190)         $  (168,343)
                                                                  ===========          ===========          ===========


   Financing under Canadian and U.S. basis                        $ 1,257,458          $   496,380          $   897,096
                                                                  ===========          ===========          ===========


   Investing under Canadian and U.S. basis                        $  (934,081)         $   (13,729)         $  (743,271)
                                                                  ===========          ===========          ===========

                                                                                                                     16